SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                         52-2316339
--------------------------------------------------------------------------------
(State of incorporation                        (IRS Employer Identification No.)
or organization)

One First Union Center, 301 Tryon Street
     Charlotte, North Carolina                            28288-0630
----------------------------------------      ----------------------------------
 (Address of principal executive offices)                (Zip Code)

If  this   form   relates   to  the         If  this   form   relates   to  the
registration    of   a   class   of         registration    of   a   class   of
securities   pursuant   to  Section         securities   pursuant   to  Section
12(b)  of the  Exchange  Act and is         12(g)  of the  Exchange  Act and is
effective   pursuant   to   General         effective   pursuant   to   General
Instruction  A. (c),  please  check         Instruction  A. (d),  please  check
the following box. X                        the         following          box.
---------------------------------------    -------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------
    1,376,505 STRATS BellSouth
   Telecommunications Certificates,
Series 2003-1, with a principal amount
           of $34,412,625
          (the "Certificates")                     New York Stock Exchange
---------------------------------------    -------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated September 24, 2003 "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated September 24, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

          1. Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Synthetic Fixed-Income Securities, Inc. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. The Prospectus Supplement dated September 24, 2003 which was filed with the Securities and Exchange Commission on or about September 26, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          4. The Prospectus dated September 24, 2003 which was filed with the Securities and Exchange Commission on or about September 26, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. Base Trust Agreement, dated as of September 26, 2003.

          6. STRATSSM Supplement 2003-1, dated as of September 26, 2003.


                    Balance of page left intentionally blank

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                              SYNTHETIC FIXED-INCOME SECURITIES,
                                              INC.

Date: September 30, 2003

                                              By: /s/ Teresa Hee
                                                --------------------------------
                                                Authorized Signatory

                                                                  Execution Copy






================================================================================




                              BASE TRUST AGREEMENT


                                     between


                     SYNTHETIC FIXED-INCOME SECURITIES, INC.


                                     Trustor


                                       and


                      U.S. BANK TRUST NATIONAL ASSOCIATION


                                     Trustee



                         Dated as of September 26, 2003




================================================================================


                                            TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I     DEFINITIONS AND ASSUMPTIONS...............................................................1

   Section 1.1.   Definitions...........................................................................1

   Section 1.2.   Rules of Construction................................................................14

ARTICLE II    DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES..........................................15

   Section 2.1.   Creation and Declaration of Trusts; Assignment of Underlying Securities..............15

   Section 2.2.   Acceptance by Trustee................................................................16

   Section 2.3.   Repurchase or Substitution of Certain Underlying Securities by the
                  Underlying Security Provider.........................................................16

   Section 2.4.   Representations and Warranties of the Trustor and Representations,
                  Warranties and Covenants of the Administrative Agent.................................17

   Section 2.5.   Breach of Representation, Warranty or Covenant.......................................19

   Section 2.6.   Agreement to Authenticate and Deliver Certificates...................................19

   Section 2.7.   Statement of Intent..................................................................19

ARTICLE III   ADMINISTRATION OF EACH TRUST.............................................................19

   Section 3.1.   Administration of each Trust.........................................................19

   Section 3.2.   Sub-Administration Agreements Between Administrative Agent or Trustee and
                  Sub-Administrative Agents............................................................20

   Section 3.3.   Successor Sub-Administrative Agents..................................................21

   Section 3.4.   Liability of the Administrative Agent................................................21

   Section 3.5.   No Contractual Relationship Between Certain Sub-Administrative Agents and
                  Trustee or Certificateholders........................................................22

   Section 3.6.   Assumption or Termination of Sub-Administration Agreements by Trustee................22

   Section 3.7.   Collection of Certain Underlying Security Payments...................................23

   Section 3.8.   Collections by Sub-Administrative Agent..............................................23

   Section 3.9.   Certificate Account..................................................................23

   Section 3.10.  Investment of Funds in the Accounts..................................................24

   Section 3.11.  Maintenance of Credit Support........................................................25

   Section 3.12.  Realization Upon Defaulted Underlying Securities.....................................25

   Section 3.13.  Retained Interest....................................................................27

   Section 3.14.  Administrative Agent's Compensation and Reimbursement................................27

   Section 3.15.  Statement as to Compliance...........................................................28


                                            TABLE OF CONTENTS
                                               (continued)
                                                                                                     Page
   Section 3.16.  Independent Public Accountants' Administration Report................................28

   Section 3.17.  Access to Certain Documentation......................................................28

   Section 3.18.  Duties of the Administrative Agent...................................................29

   Section 3.19.  Trustor to Furnish Names and Addresses of Holders to Trustee.........................29

   Section 3.20.  Preservation of Information, Communications to Holders...............................29

   Section 3.21.  Reports by Trustee...................................................................29

ARTICLE IV    DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS..........................................30

   Section 4.1.   Distributions........................................................................30

   Section 4.2.   Reports to Certificateholders........................................................30

   Section 4.3.   Advances.............................................................................31

   Section 4.4.   Compliance with Withholding Requirements.............................................32

   Section 4.5.   Optional Exchange....................................................................32

ARTICLE V     THE CERTIFICATES.........................................................................34

   Section 5.1.   The Certificates.....................................................................34

   Section 5.2.   Execution, Authentication and Delivery...............................................38

   Section 5.3.   Temporary Certificates...............................................................38

   Section 5.4.   Registration; Registration of Transfer and Exchange..................................39

   Section 5.5.   Mutilated, Destroyed, Lost and Stolen Certificates...................................41

   Section 5.6.   Distribution of Interest; Interest Rights Preserved..................................42

   Section 5.7.   Persons Deemed Owners................................................................43

   Section 5.8.   Cancellation.........................................................................43

   Section 5.9.   Global Securities....................................................................43

   Section 5.10.  Notices to Depositary................................................................44

   Section 5.11.  Definitive Certificates..............................................................45

   Section 5.12.  Currency of Distributions in Respect of Certificates.................................45

   Section 5.13.  Conditions of Authentication and Delivery of New Series..............................46

   Section 5.14.  Appointment of Paying Agent..........................................................47

   Section 5.15.  Authenticating Agent.................................................................48

   Section 5.16.  Events of Default....................................................................49

   Section 5.17.  Control by Holders...................................................................49

   Section 5.18.  Waiver of Past Defaults..............................................................49

ARTICLE VI    THE TRUSTOR AND THE ADMINISTRATIVE AGENT.................................................50


                                            TABLE OF CONTENTS
                                               (continued)
                                                                                                     Page
   Section 6.1.   Preparation and Filing of Exchange Act Reports; Obligations of the
                  Trustor and the Administrative Agent.................................................50

   Section 6.2.   Merger or Consolidation of the Trustor or the Administrative Agent...................53

   Section 6.3.   Limitation on Liability of the Trustor and the Administrative Agent..................54

   Section 6.4.   Limitation on Resignation of the Administrative Agent................................55

   Section 6.5.   Rights of the Trustor in Respect of the Administrative Agent.........................55

   Section 6.6.   Trustor May Purchase Certificates....................................................55

   Section 6.7.   The Administrative Agent and Other Parties...........................................56

   Section 6.8.   Preferential Collection of Claims Against Trustor....................................56

ARTICLE VII   Administrative Agent Termination Events..................................................56

   Section 7.1.   Administrative Agent Termination Events..............................................56

   Section 7.2.   Trustee to Act; Appointment of Successor.............................................58

   Section 7.3.   Notification to Certificateholders...................................................59

   Section 7.4.   Waiver of Administrative Agent Termination Events....................................59

ARTICLE VIII  Concerning the Trustee...................................................................59

   Section 8.1.   Duties of Trustee; Notice of Defaults................................................60

   Section 8.2.   Certain Matters Affecting the Trustee................................................62

   Section 8.3.   Trustee Not Liable for Recitals in Certificates or Underlying Securities.............63

   Section 8.4.   Trustee May Own Certificates.........................................................63

   Section 8.5.   Trustee's Fees and Expenses; Indemnification; Undertaking for Costs..................63

   Section 8.6.   Eligibility Requirements for Trustee.................................................64

   Section 8.7.   Resignation or Removal of the Trustee................................................65

   Section 8.8.   Successor Trustee....................................................................66

   Section 8.9.   Merger or Consolidation of Trustee...................................................66

   Section 8.10.  Appointment of Co-Trustee or Separate Trustee........................................66

   Section 8.11.  Appointment of Office or Agency......................................................67

   Section 8.12.  Representations and Warranties of Trustee............................................67

   Section 8.13.  Trustee to Act Only in Accordance With This Agreement or Pursuant to
                  Instructions of Certificateholders...................................................68


                                            TABLE OF CONTENTS
                                               (continued)
                                                                                                     Page

   Section 8.14.  Accounting and Reports to Certificateholders, Internal Revenue Service
                  and Others...........................................................................68

   Section 8.15.  Signature on Returns.................................................................68

ARTICLE IX    TERMINATION..............................................................................68

   Section 9.1.   Termination upon Purchase or Liquidation of All Underlying Securities................69

ARTICLE X     MISCELLANEOUS PROVISIONS.................................................................70

   Section 10.1.  Amendment............................................................................70

   Section 10.2.  Counterparts.........................................................................71

   Section 10.3.  Limitation on Rights of Certificateholders...........................................71

   Section 10.4.  Governing Law........................................................................72

   Section 10.5.  Notices..............................................................................72

   Section 10.6.  Severability of Provisions...........................................................72

   Section 10.7.  Notice to Rating Agency..............................................................72

   Section 10.8.  Grant of Security Interest...........................................................73

   Section 10.9.  Nonpetition Covenant.................................................................74

   Section 10.10. No Recourse..........................................................................74

   Section 10.11. Article and Section References.......................................................74

   Section 10.12. Conflict with Trust Indenture Act....................................................74

--------------------------------------------------------------------------------

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                      ACT OF 1939 AND AGREEMENT PROVISIONS*

  Trust Indenture Act
         Section                                            Agreement Section
----------------------                                     -------------------
     310(a)(1)             .............................        8.6(a)
         (a)(2)            .............................        8.6(a)
         (a)(3)            .............................        8.10
         (a)(4)            .............................        8.1(d)
         (a)(5)            .............................        8.6(a)
         (b)               .............................        8.6(b), 8.7
         (c)               .............................     Not Applicable
     311(a)                .............................        6.8
         (b)               .............................        6.8
     312(a)                .............................        3.19, 3.20(a)
         (b)               .............................        3.20(b)
         (c)               .............................        3.20(c)
     313(a)                .............................        3.21
         (b)               .............................        3.21
         (c)               .............................        3.21
         (d)               .............................        3.21
     314(a)                .............................        6.1(a), 6.1(b)
         (b)               .............................        6.1(c), 6.1(d)
         (c)(1)            .............................        6.1(f)
         (c)(2)            .............................        6.1(f)
         (c)(3)            .............................        6.1(f)
         (d)(1)            .............................        6.1(e)
         (d)(2)            .............................        6.1(e)
         (d)(3)            .............................     Not Applicable
         (e)               .............................        6.1(f)
     315(a)                .............................        8.1(c)
         (b)               .............................        8.1(f)
         (c)               .............................        8.1(a)
         (d)               .............................        8.1(c)
         (d)(1)            .............................        8.1(c)
         (d)(2)            .............................        8.1(c)
         (d)(3)            .............................        8.1(c)

--------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

         (e)               .............................        8.5(c)
     316(a)(1)(A)          .............................        5.17
     316(a)(1)(B)          .............................        5.18
     316(a)(2)             .............................     Not Applicable
     316(b)                .............................        5.6(f), 4.1
     316(c)                .............................        5.7
     317(a)                .............................        3.12
     317(b)                .............................        5.14
     318(a)                .............................       10.12

              TRUST AGREEMENT, dated as of September 26, 2003 between SYNTHETIC FIXED-INCOME SECURITIES, INC., a Delaware corporation, as Trustor, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee.


                              PRELIMINARY STATEMENT

          The Trustor and the Trustee have duly authorized the execution and delivery of this Trust Agreement to provide for one or more Series (and one or more Classes within each such Series) of Trust Certificates, issuable from time to time as provided in this Agreement. Each such Series (or each Class within such Series) of Certificates will be issued only under a separate Series Supplement to this Agreement duly executed and delivered by the Trustor, the Administrative Agent, if any, specified in the applicable Series Supplement, and the Trustee. All representations, covenants and agreements made herein by each of the Trustor, the Administrative Agent, if any, and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider. The Trustor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                   ARTICLE I

                           DEFINITIONS AND ASSUMPTIONS

          Section 1.1.  Definitions.  Except as otherwise specified herein or in
                        -----------
the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

          "Account": As defined in Section 3.10.
           -------
          "Accounting  Date":  With  respect to any Series,  if  applicable,  as
           ----------------
defined in the related Series Supplement.

          "Administrative  Agent":  With respect to any Series of  Certificates,
           ---------------------
the Person, if any, specified in the applicable Series Supplement for such Series (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Administrative Agent as set forth in this Agreement and such Series Supplement with respect to such Series), until a successor Person shall have become the Administrative Agent pursuant to the applicable provisions of this Agreement and such Series Supplement, and thereafter "Administrative Agent" shall mean such successor Person.

          "Accreted  Amount":  With respect to each Series,  if  applicable,  as
           ----------------
defined in the related Series Supplement.

          "Administrative Agent": With respect to each Series, if applicable, as
           --------------------
defined in the related Series Supplement.

          "Administrative Agent Termination Event": As defined in Section 7.1.
           --------------------------------------

          "Administrative  Fee": With respect to each Series, if applicable,  as
           -------------------
defined in the related Series Supplement.

          "Advance": As defined in Section 4.3.
           -------
          "Affiliate":  With respect to any specified  Person,  any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement":  With respect to any Series of  Certificates,  this Trust
           ---------
Agreement and all amendments hereof and, unless the context otherwise requires, the related Series Supplement.

          "Authenticating Agent": As defined in Section 5.15.
           --------------------

          "Authorized  Newspaper":  A newspaper  in an official  language of the
           ---------------------
country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to Section 5.1 with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

          "Available Funds": Unless otherwise specified in the applicable Series
           ---------------
Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period,
(ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement.

          "Basic  Documents":  With  respect to any Series,  if  applicable,  as
           ----------------
defined in the related Series Supplement.

          "Board of Directors":  Either the Board of Directors of the Trustor or
           ------------------
any executive or committee of such Board duly authorized under applicable law to act on behalf of such Board.

          "Board Resolution":  A copy of a resolution certified by the Secretary
           ----------------
or an Assistant Secretary of the Trustor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

          "Business  Day":  With  respect to any Series  (or Class  within  such
           -------------
Series) of Certificates, as defined in the related Series Supplement.

          "Calculation  Agent":  With respect to each Series,  as defined in the
           ------------------
related Series Supplement.

          "Call Premium Percentage": With respect to any Series (or Class within
           -----------------------
such Series), if applicable, as defined in the related Series Supplement.

          "Certificate Account": As defined in Section 3.9.
           -------------------

          "Certificate Owners": As defined in Section 5.9.
           ------------------
          "Certificate  Register" and "Certificate  Registrar":  As respectively
           --------------------------------------------------
defined in Section 5.4.

          "Certificateholder": Any Holder of a Certificate.
           -----------------

          "Certificates":    Any   Trust   Certificates   authorized   by,   and
           ------------
authenticated and delivered under, this Agreement.

          "Class":  With  respect  to any  Series,  any  one of the  classes  of
           -----
Certificates of such Series, each consisting of Certificates having identical terms.

          "Closing  Date":  With  respect  to  any  Series,  the  day  on  which
           -------------
Certificates of such Series are first executed, authenticated and delivered.

          "Code":  The Internal  Revenue  Code of 1986 and Treasury  Regulations
           ----
promulgated thereunder.

          "Collection  Period":  With  respect  to any  Distribution  Date for a
           ------------------
Series (or Class within such Series), the period specified in the related Series Supplement.

          "Commission":  The Securities and Exchange Commission, as from time to
           ----------
time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

          "Corporate Trust Office":  The principal corporate trust office of the
           ----------------------
Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Trustor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Trustor).

          "Credit Support": With respect to any Series (or any Class within such
           --------------
Series), a letter of credit, surety bond, swap agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Series Supplement.

          "Credit Support  Instrument":  The instrument or document  pursuant to
           --------------------------
which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

          "Credit  Support  Provider":  With respect to any Series (or any Class
           -------------------------
within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement.

          "Currency": Dollars or Foreign Currency.
           --------
          "Cut-off Date": With respect to any Series, the date specified as such
           ------------
in the related Series Supplement. For purposes of this Agreement, any Underlying Security acquired by the Trustor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Trustor.

          "Definitive Certificates": As defined in Section 5.9.
           -----------------------

          "Deleted Underlying  Security":  An Underlying Security replaced or to
           ----------------------------
be replaced by a Qualified Substitute Underlying Security.

          "Depositary": With respect to the Certificates of any Series (or Class
           ----------
within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Trustor pursuant to Section 5.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Certificates of any such Series or Class shall mean the Depositary with respect to the Certificates of that Series or Class.

          "Depository Agreement": If applicable, the agreement pursuant to which
           --------------------
the Depositary will agree to act as Depositary with respect to any Series (or Class within such Series) of Certificates in accordance with Section 5.9.

          "Discount Certificate":  Any Certificate that is issued with "original
           --------------------
issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Trustor as issued with original issue discount for United States federal income tax purposes.

          "Distribution  Date": With respect to any Series (or Class within such
           ------------------
Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

          "Dollar" or "$" or "USD": Such currency of the United States as at the
           ------
time of payment is legal tender for the payment of public and private debts.

          "Eligible Account":  Either (i) an account or accounts maintained with
           ----------------
a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Underlying Securities or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account or accounts maintained as a segregated account or as segregated accounts and held by a federal or state chartered depository institution, national banking association or trust company in trust for the benefit of the Certificateholders provided, however, that such depositary institution, national banking association or trust company (or its parent) has a long-term rating in one of the four highest categories by the Rating Agency.

          "Event of  Default":  With respect to any Series (or Class within such
           -----------------
Series) of Certificates, as specified in the related Series Supplement.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange  Rate  Agent":  With  respect to any Series (or Class within
           ---------------------
such Series) of Certificates, if applicable, the Trustor or its agent so specified in the related Series Supplement.

          "Executive  Officer":  With  respect  to any  corporation,  the  Chief
           ------------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof.

          "Extraordinary  Trust  Expense":   With  respect  to  any  Series,  as
           -----------------------------
specified in the related Series Supplement.

          "Final Scheduled  Distribution  Date": With respect to each Series, as
           -----------------------------------
defined in the Series Supplement.

          "Fixed Pass Through Rate": With respect to any Fixed Rate Certificate,
           -----------------------
as defined in the related Series Supplement.

          "Fixed Rate Certificate": A Certificate that provides for a payment of
           ----------------------
interest at a Fixed Pass Through Rate.

          "Floating  Pass  Through  Rate":  With  respect to any  Floating  Rate
           -----------------------------
Certificate, as defined in the related Series Supplement.

          "Floating  Rate  Certificate":  A  Certificate  that  provides for the
           ---------------------------
payment of interest at a Floating Pass Through Rate determined periodically by reference to a formula specified pursuant to Section 5.1 and the related Series Supplement.

          "Foreign Currency": A currency issued by the government of any country
           ----------------
other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

          "Global  Security":  A Certificate  evidencing all or part of a Series
           ----------------
(or Class within such Series) of Certificates, issued to the Depositary for such Series or Class in accordance with Section 5.9 and bearing the legend prescribed therein.

          "Guaranteed Investment Contract": With respect to any Series (or Class
           ------------------------------
within such Series), a guaranteed investment contract or surety bond provided for in the related Series Supplement, sold as part of the Trust or to the Trustee for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or surety bond shall be an obligation of an insurance company or other entity whose rating at the time of purchase of such guaranteed investment contract or surety bond is no lower than the rating on the Underlying Securities and shall satisfy any other requirements specified in such Series Supplement.

          "Holder": The holder of a Certificate.
           ------

          "Independent":  When used with respect to any  specified  Person means
           -----------
that the Person specifies he or she (1) is in fact independent of the Trustor and the Administrative Agent, if any, and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Trustor or the Administrative Agent, if any, or in any Affiliate of either of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Trustor or the Administrative Agent, if any, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Independent  Certificate"  means  a  certificate  of  an  Independent
           ------------------------
Person, as required by the TIA.

          "Letter of Credit":  With  respect to any Series or Class  within such
           ----------------
Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Series Supplement.

          "Limited  Guarantor":   With  respect  to  the  Underlying  Securities
           ------------------
relating to any Series (or Class within such Series), a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement.

          "Limited  Guaranty":  With  respect to any Series or Class within such
           -----------------
Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement.

          "Liquidation  Proceeds":  The amounts  received by the  Administrative
           ---------------------
Agent, if any, or the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of an Underlying Security.

          "Notional  Amount":  With  respect  to any Class of  Certificates,  if
           ----------------
applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass Through Rate, as the same may be adjusted as specified in such Series Supplement.

          "Officer's  Certificate":  A  certificate  signed  by any one (or,  if
           ----------------------
specified in this Agreement or any Series Supplement, more than one) Executive Officer of the Trustor or Administrative Agent, as applicable, or, in the case of the Trustee, a Responsible Officer.

          "Opinion of Counsel": A written opinion of counsel, who may, except as
           ------------------
otherwise expressly provided in this Agreement, be counsel for the Trustor or the Administrative Agent, if any, acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must state that it is an opinion of counsel who is in fact Independent of the Trustor and the Administrative Agent, if any.

          "Optional  Exchange  Date":  With respect to any Series (or Class with
           ------------------------
such Series), as defined, if applicable, in the related Series Supplement.

          "Outstanding":  With respect to Certificates of a specified Series (or
           -----------
Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under this Agreement and the related Series Supplement except:

          (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

          (ii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided,  however,  that in  determining  whether the  Holders of the  required
--------   -------
percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Trustor, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Trustor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee by certifying to such effect in an Officer's Certificate the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the actual knowledge of the Trustee without any duty of investigation, the Trustor, the Administrative Agent, if any, or any Affiliate of any thereof so owned. The principal amount or notional amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding for the determination referred to in the foregoing proviso shall be the Stated Amount or Certificate Notional Amount, as applicable, with respect thereto as of the date of such determination, and the principal amount or notional amount, as applicable, of a Certificate denominated in a Foreign Currency that shall be deemed to be Outstanding for purposes of the determination referred to in the foregoing provision shall be the amount calculated pursuant to Section 5.12(c).

          "Participant":  A broker, dealer, bank, other financial institution or
           -----------
other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

          "Pass Through Rate":  With respect to any Series (or Class within such
           -----------------
Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement.

          "Paying Agent": As defined in Section 5.14.
           ------------

          "Percentage Interest":  With respect to a Certificate of any Series or
           -------------------
Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Stated Amount or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Stated Amount or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

          "Permitted Investments":  With respect to any Series, unless otherwise
           ---------------------
specified in the related Series Supplement, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof:

          (i) direct  obligations of, and obligations  fully  guaranteed by, the
     United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Permitted Investments;

          (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Permitted Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

          (iii) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Permitted Investments;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Permitted Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities; provided further that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Permitted Investments held as part of the Trust for such Series;

          (v) commercial paper having at the time of such investment the rating specified in the Series Supplement for Permitted Investments; and

          (vi) a Guaranteed Investment Contract if and only if specified in the related Series Supplement, provided that the Rating Agency Condition is met.

          "Person":  Any individual,  corporation,  partnership,  joint venture,
           ------
association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Place of  Distribution":  With respect to any Series (or Class within
           ----------------------
such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates of such Series (or Class) are distributable as specified pursuant to Section 5.1.

          "Predecessor Certificate": With respect to any particular Certificate,
           -----------------------
every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.5 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

          "Proceeding":  Any suit in equity,  action at law or other judicial or
           ----------
administrative proceeding.

          "Purchase Price":  With respect to any Underlying Security required to
           --------------
be repurchased by the Underlying Security Provider pursuant to Section 2.3 and as confirmed by an Officer's Certificate from the Administrative Agent, if any, or the Trustor, as the case may be, to the Trustee, an amount equal to the sum of (i) the greater of (x) 100% of the principal balance thereof as of the date of such purchase or (y) if the Underlying Security was purchased at a premium above face value, the price paid therefor, (ii) accrued and unpaid interest thereon from the immediately preceding interest allocation date, or if no interest has been paid to the Trust with respect thereto, from the Cut-Off Date, in each case at a rate equal to the Fixed Pass Through Rate or the then applicable Floating Pass Through Rate, as the case may be, as specified in the applicable Series Supplement, on the principal balance of such Underlying Security as of the close of business on the Business Day immediately preceding the date of purchase or such other day as may be specified in the applicable Series Supplement on which such purchase is to occur, (iii) any unreimbursed Advances and any unpaid Administrative Fees allocable to such Underlying Security, (iv) expenses reasonably incurred or to be incurred by the Administrative Agent, if any, or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation and (v) any realized losses previously incurred with respect to such Underlying Security and allocated to Certificateholders on or before the date of purchase.

          "Qualified  Substitute  Underlying  Security":  With  respect  to  any
           -------------------------------------------
Series, as defined, if applicable, in the related Series Supplement.

          "Rating  Agency":  With  respect to any Series (or Class  within  such
           --------------
Series), as defined in the related Series Supplement.

          "Rating Agency  Condition":  With respect to any action or occurrence,
           ------------------------
unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Trustor, the Trustee and the Administrative Agent, if any, in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

          "Record Date":  With respect to any  Distribution  Date for any Series
           -----------
(or Class within such Series) of Certificates, the date specified in the related Series Supplement.

          "Required Interest":  Unless otherwise specified in the related Series
           ----------------
Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Stated Amount or Notional Amount of such Outstanding Certificates computed at the applicable Pass Through Rate.

          "Required  Percentage--Amendment":  Unless otherwise  specified in the
           -------------------------------
related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series (or of a designated Class or group of Classes within such Series) (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Series Supplement.

          "Required  Percentage--Definitive   Certificates":   Unless  otherwise
           -----------------------------------------------
specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

          "Required   Percentage--Direction   of  Trustee":   Unless   otherwise
           ----------------------------------------------
specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

          "Required  Percentage--Remedies":  Unless  otherwise  specified in the
           ------------------------------
related  Series   Supplement,   66-2/3%  of  the  aggregate   Voting  Rights  of
Certificates of such Series.

          "Required  Percentage--Removal of Trustee": Unless otherwise specified
           ----------------------------------------
in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

          "Required  Percentage--Waiver":  Unless  otherwise  specified  in  the
           ----------------------------
related  Series   Supplement,   66-2/3%  of  the  aggregate   Voting  Rights  of
Certificates of such Series.

          "Required Premium":  If applicable,  unless otherwise specified in the
           ----------------
related Series Supplement, with respect to the Certificates of any Series or any Class thereof, an amount equal to the product, as determined on any Distribution Date with respect to such Series or Class, of (i) the Required Principal for such Series or Class and (ii) the Call Premium Percentage for such Series or Class.

          "Required  Principal":  As determined for any Distribution  Date for a
           -------------------
given Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

          "Required  Rating":  With  respect to any Series (or Class within such
           ----------------
Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

          "Requisite Reserve Amount":  As of any date with respect to any Series
           ------------------------
(or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve

Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

          "Reserve Account": An Eligible Account, if any, created and maintained
           ---------------
pursuant to Section 3.11.

          "Responsible Officer": With respect to the Trustee, any officer within
           -------------------
the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Retained  Interest":  If  applicable,  with respect to any Underlying
           ------------------
Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the Underlying Securities Schedule to the related Series Supplement, held by the Person so specified in such Underlying Securities Schedule.

          "Scheduled Final Distribution  Date": With respect to any Certificate,
           ----------------------------------
the date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

          "Series":  A separate series of  Certificates  issued pursuant to this
           ------
Agreement and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

          "Series Supplement":  An agreement supplemental to this Agreement that
           -----------------
authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

          "Specified Currency": As defined in the related Series Supplement.
           ------------------

          "State": Any one of the 50 states of the United States or the District
           -----
of Columbia.

          "Stated  Amount":  With  respect  to an  Outstanding  Certificate,  as
           --------------
determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Stated Amount, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Stated Amount thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect of principal of the Underlying Securities and (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Series Supplement.

          "Sub-Administration Account": As defined in Section 3.8.
           --------------------------

          "Sub-Administration  Agreement": The written contract, if any, between
           -----------------------------
the Administrative Agent, if any, specified in the applicable Series Supplement, or Trustee and a

Sub-Administrative Agent and any successor Administrative Agent or Trustee or Sub-Administrative Agent relating to the administration of an Underlying Security or certain Underlying Securities as provided in Section 3.2.

          "Sub-Administrative  Agent":  Any Person with which the Administrative
           -------------------------
Agent, if any, specified in the applicable Series Supplement, or the Trustee has entered into a Sub-Administration Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 3.2.

          "Surety Bond": If so specified in the Series Supplement,  with respect
           -----------
to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

          "Trustor":   Synthetic  Fixed-Income  Securities,   Inc.,  a  Delaware
           -------
corporation, and, if a successor Person shall have become the Trustor pursuant to any applicable provisions of this Agreement, "Trustor" shall mean such successor Person.

          "Trustor  Order" or  "Trustor  Request":  A written  order or request,
           --------------
respectively, signed in the name of the Trustor by any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

          "Underlying  Security  Provider":   With  respect  to  any  Underlying
           ------------------------------
Security purchased pursuant to an Underlying Security Purchase Agreement, each entity specified as such in the applicable Series Supplement or its successor in interest.

          "Underlying  Security  Purchase  Agreement":  With  respect to certain
           -----------------------------------------
Series of Certificates, as designated in the applicable Series Supplement, the purchase agreement providing for the purchase by the Trustor of one or more Underlying Securities for such Series, substantially in the form acceptable to the Trustor, provided, that if required by the applicable Series Supplement, such agreement shall provide for the repurchase of such Underlying Securities on the terms set forth in Section 2.3.

          "Underlying  Securities":  With  respect to any  Series,  the asset or
           ----------------------
assets sold as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Underlying Securities Schedule to the related Series Supplement. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

          "Underlying  Securities  Issuer":  As  defined in the  related  Series
           ------------------------------
Supplement.

          "Underlying  Securities  Schedule":  With  respect  to any  Series,  a
           --------------------------------
listing of the Underlying Securities for such Series as of the Closing Date, including, with respect to each

Underlying Security, the obligor and the principal balance thereof, which shall be attached to such Series Supplement as Schedule A.

          "TIA": The Trust Indenture Act of 1939, as amended.
           ---

          "Trust":  With respect to any Series,  the segregated asset or pool of
           -----
assets subject hereto, constituting the trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, consisting of those Underlying Securities and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

          "Trustee":  With respect to any Series, the Person so specified in the
           -------
applicable Series Supplement (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Trustee as set forth in this Agreement and such Series Supplement with respect to the related Series of Certificates) for such Series or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person.

          "Trust Termination  Event":With respect to any Series, as specified in
           ------------------------
the related Series Supplement.

          "Uniform Commercial Code": The Uniform Commercial Code as in effect in
           -----------------------
the relevant jurisdiction.

          "United States":  The United States of America (including the States),
           -------------
its territories, its possessions and other areas subject to its jurisdiction.

          "Voting  Rights":  With  respect to any Series (or Class  within  such
           --------------
Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

          Section  1.2.  Rules of  Construction.  Unless the  context  otherwise
                         ----------------------
requires:

          (i)       a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

          (iii)     "or" is not exclusive;

          (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (v)       "including" means including without limitation; and

          (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                 Declaration of Trusts; Issuance of Certificates
                 -----------------------------------------------

          Section  2.1.  Creation  and  Declaration  of  Trusts;  Assignment  of
                         -------------------------------------------------------
Underlying  Securities.  (a) The Trustor,  concurrently  with the  execution and
----------------------
delivery hereof, does hereby agree to (i) sell, assign, convey and set-over to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Trustor, including any security interest therein for the benefit of the Trustor, in, to and under the Underlying Securities attributable to each such Series (except for the Underlying Securities attributable to such Series which are not sold by the Trustor, as specified in the Underlying Securities Schedule to the applicable Series Supplement), in each case as identified on the applicable Underlying Securities Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series or (ii) deliver to the Trustee for deposit in the Certificate Account an amount, in immediately available funds in a form acceptable to the Trustee, sufficient to acquire the Underlying Securities attributable to such Series, in each case as identified on the Underlying Security Schedule to the applicable Series Supplement, and all other assets to be included in the respective Trust for the benefit of the Certificateholders of each such Series. Each such sale will include all interest, premium (if any) and principal received by or on behalf of the Trustor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Underlying Security.

          (b) In connection with each sale referred to in the preceding paragraph, the Trustor shall, not later than the applicable Closing Date, (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series which are to be acquired from a Person other than the Trustor, as specified on the Underlying Securities Schedule to the applicable Series Supplement) with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or by causing such Underlying Securities to be registered by book entry in the name of the Trustee and (ii) with respect to each such Underlying Security, deliver or cause to be delivered to the Trustee all documents necessary to transfer ownership of each such Underlying Security to the Trustee.

          (c) Unless otherwise specified in the applicable Series Supplement, the sale of such Underlying Securities by the Trustor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale and not a loan. The Trustor represents and covenants that the Underlying Securities as of the respective Closing Dates will be free and clear of any right, charge, security interest or lien or claim in favor of the Trustor and, with respect to any sale of Underlying Securities, that the Trustor will as of such respective Closing Date have the right to sell the applicable Underlying Securities to the Trustee.

          Section 2.2.  Acceptance by Trustee.  (a) With respect to each Series,
                        ---------------------
the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in
Section 2.1, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Trustor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Agreement.

          (b) The Trustee, or a custodian on its behalf, shall review all documents received by it pursuant to Section 2.1 within 45 days after receipt thereof. If in the process of reviewing such documents the Trustee or such custodian discovers any document or documents to be missing or defective, the Trustee shall promptly (but in any event within 10 Business Days) so notify the Trustor and the Administrative Agent, if any. In addition, upon the discovery by the Trustor, the Administrative Agent, if any, or the Trustee of a breach of any of the representations and warranties made by any Underlying Security Provider in the related Underlying Security Purchase Agreement, if any, in respect of any Underlying Security that materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto (but in any event within 10 Business Days).

          Section  2.3.   Repurchase  or  Substitution  of  Certain   Underlying
                          ------------------------------------------------------
Securities  by the  Underlying  Security  Provider.  (a)  If  and to the  extent
--------------------------------------------------
provided for in a Series Supplement relating to a given Series of Certificates, upon discovery or receipt of notice pursuant to Section 2.2 that a document is missing or defective, the Trustee shall immediately notify the Trustor, the Administrative Agent, if any, and the Rating Agency that such document is defective or missing and, unless the Trustor provides to the Trustee an Officer's Certificate stating such missing or defective document will not have a materially adverse effect on the related Trust, the Administrative Agent, if any, or the Trustee shall immediately so notify the Underlying Security Provider and require that the Underlying Security Provider deliver such missing document or cure such defect within 60 days from the date on which such Underlying Security Provider was first notified of such missing document or defect, and if such Underlying Security Provider does not deliver such missing document or cure such defect in all material respects during such period, the Administrative Agent, if any, or the Trustee shall use its best efforts to enforce the Underlying Security Provider's obligation, if any, under the related Underlying Security Purchase Agreement to repurchase such Underlying Security from the Trustee at the applicable Purchase Price within 90 days after the date on which the Underlying Security Provider was first notified of such missing document or defect. The Purchase Price for the repurchased Underlying Security shall be delivered to the Administrative Agent, if any, or to the Trustee directly for deposit in the Certificate Account and the Trustee, upon receipt either of certification by the Administrative Agent, if any, of such deposit or of such deposit directly, shall release to the Underlying Security Provider the related documents in its possession and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Underlying Security Provider any Underlying Security released pursuant hereto, and the Trustee shall have no further obligations with regard to such documents. The foregoing notwithstanding, if and to the extent the Series Supplement provides, the Underlying

Security Provider may, as an alternative to repurchasing any such Underlying Security as provided above, if and to the extent so provided in the Underlying Security Purchase Agreement, cause such Underlying Security to be removed from the Trust (in which case it shall become a Deleted Underlying Security) by agreeing to substitute one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in Section 2.3(b) and the related Series Supplement. It is understood and agreed that the obligation of the Underlying Security Provider to repurchase or substitute for any Underlying Security as to which a constituent document is missing or a defect in a constituent document exists shall, if such defect is not cured or such missing document is not provided, constitute (unless otherwise specified in the applicable Series Supplement) the sole remedy respecting such omission or defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. It is further understood and agreed that, unless otherwise provided in the related Series Supplement, in no event shall either the Trustor or the Administrative Agent, if any, be obligated to repurchase or substitute for such an Underlying Security, regardless of whether the Underlying Security Provider defaults on its obligation to repurchase or substitute for such an Underlying Security.

          (b) If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, with respect to any Deleted Underlying Security for which the Trustor or the Underlying Security Provider substitutes a Qualified Substitute Underlying Security or Assets, such substitution shall be effected by the Trustor or Underlying Security Provider delivering to the Trustee or a custodian on its behalf such Qualified Substitute Underlying Security or Assets and such documents and agreements, with all necessary endorsements thereon, as would be required under the terms of Section 2.1, together with an Officer's Certificate of the Trustor or relevant Underlying
Security  Provider  certifying  that each such Qualified  Substitute  Underlying
Security satisfies the definition thereof and the requirements under this Section. The Trustee or such custodian shall acknowledge receipt of such Qualified Substitute Underlying Security or Assets and, within five Business Days thereafter, review such documents in the manner specified in Section 2.2. The Trustor shall give or cause to be given written notice to the Certificateholders of such Series and the Rating Agency that such substitution has taken place and shall amend the Underlying Security Schedule to reflect the removal of such Deleted Underlying Security from the terms of this Agreement and the substitution of the Qualified Substitute Underlying Security or Assets. Upon such substitution, such Qualified Substitute Underlying Security or Assets shall be subject to the terms of this Agreement in all respects, including those related to the representations and warranties included in the Underlying Security Purchase Agreement as of the date of substitution. The terms upon which such substitution may be effected shall be specified in the applicable Series Supplement.

          Section  2.4.  Representations  and  Warranties  of  the  Trustor  and
                         -------------------------------------------------------
Representations,  Warranties and Covenants of the Administrative  Agent. (a) The
-----------------------------------------------------------------------
Trustor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

          (i) the Trustor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) with respect to each Series Supplement, to the Trustor's knowledge, the information set forth in the Underlying Security Schedule with respect to each

     Underlying Security is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii) the execution and delivery of this Agreement by the Trustor and its performance of and compliance with the terms of this Agreement will not violate the Trustor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Trustor is a party or which may be applicable to the Trustor or any of its assets;

          (iv) the Trustor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, upon its execution and delivery by the Trustor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Trustor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

          (v) the Trustor is not in violation, and the execution and delivery of this Agreement by the Trustor and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustor or its properties, which violation would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or operations of the Trustor or its properties or on the performance of its duties hereunder; and

          (b)  The  Trustor  shall  make  any  additional   representations  and
warranties, if any, that may be specified in the applicable Series Supplement.

          It is understood and agreed that the representations and warranties of the Trustor set forth in this Sections 2.4(a) and 2.4(b) shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Trustor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

          (c) The Administrative Agent, if any, shall make such representations, warranties, if any, and covenants that may be specified in the applicable Series Supplement.

          Upon discovery by any of the Trustor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

          Section  2.5.  Breach of  Representation,  Warranty or  Covenant.  (a)
                         -------------------------------------------------
Within 90 days of the earlier of discovery by the Trustor or receipt of notice by the Trustor of a breach of any representation or warranty of the Trustor set forth in Section 2.4(a) that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Trustor shall cure such breach in all material respects.

          (b) With respect to an Administrative Agent appointed pursuant to the applicable Series Supplement, within 30 days of the earlier of discovery by such Administrative Agent or receipt of notice by such Administrative Agent of a breach of any representation, warranty or covenant of such Administrative Agent set forth in the applicable Series Supplement that materially and adversely affects the interests of the Certificateholders, such Administrative Agent shall cure such breach in all material respects.

          Section 2.6. Agreement to Authenticate and Deliver Certificates.  With
                       --------------------------------------------------
respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the sale to and receipt by it of the related Underlying Securities and delivery to it by the Trustor of executed Certificates of such Series, cause to be authenticated and delivered to or upon the order of the Trustor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.2 and 5.13.

          Section 2.7.  Statement of Intent.  It is the intention of the parties
                        -------------------
hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership. The terms of this Agreement shall be interpreted to further this intention of the parties. The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. Each Certificateholder and each beneficial owner of a Certificate by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

                                  ARTICLE III

                          Administration of each Trust
                          ----------------------------

          Section 3.1.  Administration  of each Trust.  (a) The Trustee (and, to
                        -----------------------------
the extent required in the applicable Series Supplement, any Administrative Agent) shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee (or the Administrative Agent, if applicable) shall, subject to the provisions of Article VI hereof, follow or cause to be followed collection procedures in accordance with the terms of this Agreement and the applicable Series

Supplement, the respective Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of this Agreement, the related Series Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee (or the Administrative Agent, if applicable) shall have full power and authority, acting alone or through Sub-Administrative Agents as provided in Section 3.2, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement and the applicable Series Supplement.

          (b) Without limiting the generality of the terms of paragraph (a) of this Section 3.1, with respect to any Series of Certificates, the Administrative Agent, if any, specified in the applicable Series Supplement shall be hereby authorized and empowered by the Trustor, when such Administrative Agent believes it appropriate in its reasonable judgment and when otherwise required by a Series Supplement, in its own name or in the name of a Sub-Administrative Agent,
(i) to instruct the Trustee to make distributions or payments from the Certificate Account or any other Account for such Series, as set forth herein or in the related Series Supplement, and (ii) to the extent specified in the related Series Supplement, to execute and deliver, on behalf of the Certificateholders of such Series and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to any of the Underlying Securities relating to such Series.

          (c) The duties of the Trustee and the Administrative Agent, if any, shall be performed in accordance with applicable local, state and federal law, and the Trustee (or, if specified in the applicable Series Supplement, the Administrative Agent) shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series. If the applicable Series Supplement appoints an Administrative Agent, the Trustee, in its capacity as Trustee, shall execute, at the direction of such Administrative Agent, any powers of attorney and other documents necessary or appropriate to enable the Administrative Agent to carry out any of its administrative duties hereunder; provided, however, that the Trustee, in its capacity as Trustee, shall not be accountable for the actions of the Administrative Agent or any Sub-Administrative Agents under such powers of attorney.

          Section  3.2.  Sub-Administration  Agreements  Between  Administrative
                         -------------------------------------------------------
Agent or Trustee and Sub-Administrative Agents.
----------------------------------------------
          (a) Unless otherwise provided in a Series Supplement, an Administrative Agent specified in the applicable Series Supplement and the Trustee may enter into Sub-Administration Agreements with one or more Sub-Administrative Agents in order to delegate their administrative obligations with respect to a related Series under this Agreement to such Sub-Administrative Agents; provided, however, that (i) such delegation shall not release either such Administrative Agent or the Trustee, as applicable, from the duties, obligations, responsibilities or liabilities arising under this Agreement; (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of this Agreement and, with respect to Certificates of any Series, the related Series Supplement. With respect to any Series (or Class within such

Series) of Certificates, each Sub-Administration Agreement shall impose on the Sub-Administrative Agent requirements conforming to the provisions set forth in
Section 3.1 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Agreement. Additional requirements relating to the scope and contents of any Sub-Administration Agreement may be provided in the applicable Series Supplement. Such Administrative Agent shall deliver to the Trustee and the Trustor copies of all Sub-Administration Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Administrative Agent's execution and delivery of any such instruments.

          (b) As part of its duties hereunder, an Administrative Agent specified in the applicable Series Supplement shall enforce the obligations of each Sub-Administrative Agent under any related Sub-Administration Agreement which it enters into and of the Underlying Security Provider, if any, under any Underlying Security Purchase Agreement, for the benefit of the Trustee and the Certificateholders of a given Series. Such enforcement, including the legal prosecution of claims, the termination of Sub-Administration Agreements or Underlying Security Purchase Agreements, as appropriate, and the institution of Proceedings and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Administrative Agent, in its good faith business judgment, deems necessary or advisable, subject in all cases to the provisions of Article VI hereof.

          Section 3.3.  Successor  Sub-Administrative  Agents. An Administrative
                        -------------------------------------
Agent specified in the applicable Series Supplement and the Trustee shall each be entitled to terminate any Sub-Administration Agreement which it enters into and the rights and obligations of any Sub-Administrative Agent under any Sub-Administration Agreement in accordance with the terms and conditions of any such Sub-Administration Agreement. In the event of a termination of any Sub-Administration Agreement, the Administrative Agent or the Trustee, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such Sub-Administration Agreement without any act or deed on the part of the applicable Sub-Administrative Agent, the Trustee or the Administrative Agent, and the Administrative Agent or the Trustee, as applicable, either shall administer directly the related Underlying Securities or shall enter into a Sub-Administration Agreement with a successor Sub-Administrative Agent which so qualifies under Section 3.2.

          Section 3.4.  Liability of the Administrative  Agent.  Notwithstanding
                        --------------------------------------
any Sub-Administration Agreement or any of the provisions of this Agreement relating to agreements or arrangements between an Administrative Agent, if any, or the Trustee and a Sub-Administrative Agent or references to actions taken through a Sub-Administrative Agent or otherwise, the Administrative Agent, if any is specified in the applicable Series Supplement, or the Trustee, as applicable, shall remain obligated and primarily liable to the Trustee and the Certificateholders for the administering of the Trust and the Underlying Securities for each related Series of Certificates to the extent provided herein and in the related Series Supplement in accordance with the provisions of
Section 3.1 without diminution of such obligation or liability by virtue of any such Sub-Administration Agreements or arrangements or by virtue of indemnification from the Sub-Administrative Agent and to the same extent and under the same terms and conditions as if the Administrative Agent or the Trustee, as applicable, alone were administering the Underlying Securities, and the Administrative Agent or the Trustee, as applicable, shall not thereby be released from any duties or responsibilities set forth in this Agreement or the related Series Supplement. The Administrative Agent and the Trustee shall be entitled to enter into any agreement with a Sub-Administrative Agent for indemnification of the Administrative Agent or the Trustee by such Sub-Administrative Agent for any liability or obligation sustained by the Administrative Agent or the Trustee in connection with any act or failure to act by the Sub-Administrative Agent, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section   3.5.   No   Contractual    Relationship    Between   Certain
                           -----------------------------------------------------
Sub-Administrative    Agents   and    Trustee   or    Certificateholders.    Any
------------------------------------------------------------------------
Sub-Administration Agreement between an Administrative Agent specified in the applicable Series Supplement and a Sub-Administrative Agent that may be entered into and any transactions or services relating to the Underlying Securities pursuant to such an agreement shall be deemed to be between the Sub-Administrative Agent and the Administrative Agent alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Administrative Agent except as set forth in Section 3.6. Except as set forth in Section 3.6, the Administrative Agent shall be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the Administrative Agent's compensation pursuant to this Agreement is sufficient to pay such fees; provided, however, that if so provided in the applicable Series Supplement, a Sub-Administrative Agent shall be entitled to a Retained Interest in certain Underlying Securities as and to the extent specified in the
Underlying Securities Schedule to such Series Supplement. Each such Sub-Administrative Agent shall be reimbursed by the Administrative Agent for expenditures made by such Sub-Administrative Agent to the same extent the Administrative Agent would be reimbursed for such expenditures pursuant to the terms of this Agreement.

          Section  3.6.   Assumption  or   Termination   of   Sub-Administration
                          ------------------------------------------------------
Agreements  by  Trustee.  Except as and to the extent  otherwise  provided  in a
-----------------------
Series Supplement, in the event an Administrative Agent specified in the applicable Series Supplement shall for any reason no longer be acting in such capacity with respect to any Series, the Trustee or its designee shall thereupon assume all the rights and obligations of the Administrative Agent under each Sub-Administration Agreement that the Administrative Agent may have entered into with respect to any Underlying Security or Assets related to such Series, provided that the Trustee may elect to terminate any such Sub-Administration
Agreement in accordance with its terms. Except as otherwise provided in such a Series Supplement, the Trustee, its designee or any successor Administrative Agent shall be deemed to have assumed all the Administrative Agent's interest therein and to have replaced the Administrative Agent as a party to each Sub-Administration Agreement to the same extent as if each Sub-Administration Agreement had been assigned to the assuming party; provided, however, that the Administrative Agent shall not thereby be relieved of any liability or obligations under any Sub-Administration Agreement and provided further, that the Trustee shall in no event be obligated to make any Advances if it is prohibited by law or regulation from doing so or from obligating itself to do so. The Administrative Agent at its expense shall, upon request of the Trustee, deliver to such assuming party all documents and records relating to each Sub-Administration Agreement and the Underlying Securities then being administered by it and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Administration Agreements to the assuming party.

          Section 3.7. Collection of Certain Underlying Security Payments.  With
                       --------------------------------------------------
respect to any Series or Class of Certificates, the Trustee (or the Administrative Agent if specified in the related Series Supplement) shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities or any related Credit Support Instruments in a manner consistent with the terms of this Agreement, the related Series Supplement, such Underlying Securities and any related Credit Support Instruments.

          Section 3.8. Collections by Sub-Administrative Agent. Unless otherwise
                       ---------------------------------------
provided in the applicable Series Supplement, in the event a Sub-Administrative Agent is administering one or more Underlying Securities pursuant to a Sub-Administration Agreement, the Sub-Administrative Agent shall be required to immediately direct the Trustee to deposit into an Eligible Account established by such Sub-Administrative Agent (a "Sub-Administration Account") any amounts collected with respect thereto, and not later than the Business Day after receipt thereof, all such amounts shall be deposited into the related Certificate Account.

          Section 3.9. Certificate Account. (a) For each Series of Certificates,
                       -------------------
the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, the Trustee shall deposit or the Administrative Agent, if any, specified in the applicable Series Supplement shall direct the Trustee to deposit or cause to be deposited in the Certificate Account no later than the Business Day after receipt thereof all amounts collected with respect to the Underlying Securities, any Credit Support and all Liquidation Proceeds related to such Series including:

          (i)  all  payments  on  account  of   principal  of  such   Underlying
     Securities;

          (ii)  all   payments  on  account  of  interest  on  such   Underlying
     Securities;

          (iii) all payments on account of premium (if any) on such Underlying Securities;

          (iv) any payments in respect of any such Credit Support;

          (v) any Advances made as required pursuant to Section 4.3; and

          (vi) any interest or investment income earned on funds deposited in the related Accounts.

          Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee or any Administrative Agent shall be deposited by the Trustee or the Administrative Agent, as applicable, in the Certificate Account and shall not be retained by the Trustee or the Administrative Agent for its own account.

          If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

          (b) The Trustee shall give notice to the Administrative Agent, if any, the Trustor and the Rating Agency of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.

          (c) The Administrative Agent, if any, shall instruct the Trustee as to, or otherwise the Trustee shall determine, the appropriate application of Available Funds with respect to any Distribution Date for which application is to be made on any such Distribution Date in accordance with the terms of Section
4.1 and the related Series Supplement.

          Section 3.10. Investment of Funds in the Accounts. The Trustor (or, if
                        -----------------------------------
so specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Trust, may direct the Trustee to direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Permitted Investment. If the Trustor (or the Administrative Agent, if applicable) does not provide any investment directions to the Trustee, funds held in any Account will be invested in the Permitted Investments specified in clause (ii) of the definition thereof. Investments of such funds shall be invested in Permitted Investments that will mature so that such funds will be available for distribution on the Distribution Date on which such amounts are to be applied as distributions to Certificateholders. In the event amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in any Account.

          It is the intent of the Trustee, any Administrative Agent, and the Trustor that each Account shall be a securities account of the Trustee and not an account of the Trustor or the Administrative Agent. Each Permitted Investment that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property at all times shall be credited to a securities account of the Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (G) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. Each Permitted Investment that does not constitute investment property shall be held by the Trustee in the State of New York. Each term used in the preceding two sentences and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

          Section 3.11. Maintenance of Credit Support. On the applicable Closing
                        -----------------------------
Date, the Trustee or, if so specified in the applicable Series Supplement, the Trustor or the Administrative Agent, shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement. To the extent specified in the applicable Series Supplement, the Trustor or the Administrative Agent, as the case may be, will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date. Unless the Series Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account. The Reserve Account, if any, will not be a part of or otherwise includible in the Trust but will be held for the benefit of the Credit Support Provider.

          Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.1 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

          Section 3.12.  Realization Upon Defaulted Underlying  Securities.  (a)
                         -------------------------------------------------
If:

          (i) default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights; or

          (ii) default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three (3) days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights;

and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Underlying Securities for principal and interest, with interest upon the overdue principal, at the rate borne by the Underlying Securities and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law (such event, an "Issuer Payment Default"), then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Underlying Securities Issuer or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Underlying Securities Issuer or other obligor upon the Underlying Securities wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by Holders of the Required Percentage -- Direction of the Trustee. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

          (b) In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled interest or principal payment or the payment of any redemption premium on or with respect to the earlier redemption of the Underlying Securities) as a result of a payment default on the Underlying Securities or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 10.5 hereof) to the Depositary or, if the Certificates are not then held by the Depositary, directly to the Holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than thirty
(30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Outstanding Certificates then unpaid, in proportion to the Stated Amount or Accreted Amount, as applicable, of each class of Outstanding Certificates, together with accrued interest to the date of distribution, if applicable, and within each class pro rata by Stated Amount. Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional securities.

          (c) The Trustee (or, if and under the circumstances specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps, in addition to those described in Section 3.12(a), as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

          (d) Unless otherwise provided in a Series Supplement, if the Administrative Agent or the Trustee, as applicable, is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to Section 3.12(c), the Administrative Agent or the Trustee, as applicable, shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

          Section 3.13. Retained Interest. The Retained Interest, if any, in any
                        -----------------
Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified in Schedule A thereof. With respect to each Underlying Security, the Retained Interest shall be deducted by the Trustee, at the written direction of the Administrative Agent, if any, or the Trustor from applicable collections in respect of such Underlying Security. Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest, provided that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a separate and discrete Eligible Account established by the Trustee at the direction of the Administrative Agent, if any, or the Trustor and such Series Supplement may provide for additional terms relating thereto. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on an Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

          Section 3.14.  Administrative  Agent's Compensation and Reimbursement.
                         ------------------------------------------------------
(a) As compensation for its activities, the Administrative Agent, if any, specified in the applicable Series Supplement shall be entitled to the Administrative Fee, which shall be paid on the dates, in the amounts, under the circumstances and in the manner specified in the applicable Series Supplement.

          (b) If, and only to the extent, provided in a Series Supplement, the Administrative Agent, if any, shall be required to pay from its compensation hereunder or otherwise all expenses incurred in connection with the Trust for the related Series and its administration of the Underlying Securities for the related Series, including payment of the fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel and independent accountants allocable to such Series), payment of expenses incurred in connection with distributions and reports to Certificateholders of such Series, payment of premiums on Credit Support Instruments related to such Series and other expenses specified in such Series

Supplement;  provided,  however,  that neither the Administrative Agent, if any,
             --------   -------
nor the Trustee will be responsible for any federal, state, local or foreign income and franchise taxes, if any, and any interest or penalties with respect thereto, assessed on the Trust for such Series.

          Section 3.15.  Statement as to  Compliance.  An  Administrative  Agent
                         ---------------------------
appointed pursuant to the applicable Series Supplement, if any, will deliver to the Trustee, the Trustor and the Rating Agency not later than 90 days following the end of each fiscal year of the Administrative Agent an Officer's Certificate executed by two of its Executive Officers stating, as to each signatory thereof, that (i) a review of the activities of the Administrative Agent during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense.

          Section 3.16.  Independent Public Accountants'  Administration Report.
                         ------------------------------------------------------
Unless otherwise specified in the Series Supplement, within four months from the end of each 12-month period beginning with the period specified in the Series Supplement for a given Series of Certificates, either the Administrative Agent, if any, specified in the Series Supplement, or otherwise the Trustee shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Administrative Agent, if any, the Trustee or the Trustor) to furnish a report addressed to the Trustee, the Trustor, the Rating Agency and each Credit Support Provider for such Series, if any, to the effect that such firm has examined certain documents and records relating to the administration of the Underlying Securities and related Credit Support deposited in or held by the applicable Trust during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to the date specified in the applicable Series Supplement), which report should enable the recipients thereof to determine whether such administration was conducted in accordance with the terms of this Agreement and the related Series Supplement. Such report shall identify any exceptions found during the examination.

          Such report will also indicate that the firm is independent of the Administrative Agent, if any, and the Trustee within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder of such Series upon request without charge to the requesting Certificateholder.

          The firm of independent public accountants shall be entitled to compensation in consideration for its duties hereunder in the manner specified in the applicable Series Supplement.

          Section  3.17.  Access to Certain  Documentation.  The Trustee and the
                          --------------------------------
Administrative Agent, if any, shall provide to any federal, state or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee and Administrative Agent, if any, designated by each of them. In addition, access to the documentation regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee and Administrative Agent designated by each of them at the expense of the Certificateholder requesting such access.

          Section 3.18. Duties of the Administrative Agent.  Notwithstanding any
                        ----------------------------------
other provision of this Agreement, with respect to any Series, the applicable Series Supplement may provide that any Administrative Agent appointed pursuant to such Series Supplement shall have no rights and no duties, obligations or liabilities except as provided in such Series Supplement and herein.

          Section  3.19.  Trustor to Furnish  Names and  Addresses of Holders to
                          ------------------------------------------------------
Trustee.  The Trustor  shall furnish or cause to be furnished to the Trustee not
-------
more than five days before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Trustor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the Underlying Securities; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

          Section 3.20. Preservation of Information, Communications to Holders.
                        ------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 3.19 and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Certificate registrar. The Trustee may destroy any list furnished to it as provided in such Section 3.19 upon receipt of a new list so furnished.

          (b)  Holders  shall  have the  right to  communicate  pursuant  to TIA
Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

          (c) The Trustor, the Trustee and the Certificate registrar shall have the protection of TIA Section 312(c).

          Section 3.21.  Reports by Trustee.  If required by TIA Section 313(a),
                         ------------------
within 60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 3.21 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the

Certificates are listed on any stock exchange.

                                   ARTICLE IV

                 Distributions and Reports to Certificateholders
                 -----------------------------------------------

          Section  4.1.  Distributions.  On each  Distribution  Date for a given
                         -------------
Series of Certificates, the Trustee shall apply funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series. Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any such distributions in the manner and priority set forth in the Series Supplement for such Series and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

          Section 4.2. Reports to Certificateholders. Unless otherwise specified
                       -----------------------------
in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee or the Administrative Agent, if any, as specified in such Series Supplement, shall forward or cause to be forwarded to the Trustor, each Certificateholder of such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

               (i) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

               (ii) in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

               (iii) the amount of compensation received by any Administrative Agent and such other customary information as the Trustee or Administrative Agent, as applicable, deems necessary or desirable, or that any such Certificateholder reasonably requests, to enable such Certificateholders to prepare their tax returns;

               (iv) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

               (v) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series at the close of business on such Distribution Date;

               (vi)  the  aggregate  Stated  Amount  (or  Notional  Amount,   if
          applicable) of each Class of such Series at the close of business on such Distribution Date; and

               (vii) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date.

In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          Section  4.3.  Advances.   (a)  Unless  otherwise   specified  in  the
                         --------
applicable Series Supplement, an Administrative Agent appointed pursuant to the Series Supplement shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates. However, as and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this Section 4.3, on or prior to each Distribution Date, such Administrative Agent shall advance or cause to be advanced in immediately available funds to the Trustee for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Administrative Agent shall make such Advances from either (i) its own funds or (ii) funds with respect to the Underlying Securities for such Series or Class on deposit in the Certificate Account for such Series, if any, that do not constitute Available Funds with respect to such Distribution Date; provided, however, that, to the extent the Administrative Agent shall have made Advances from funds on deposit in the applicable Certificate Account, the Administrative Agent shall immediately deposit funds equal to the aggregate amount of such Advances into such Certificate Account on any subsequent Distribution Date to the extent that amounts on deposit in such Certificate Account on such Distribution Date are less than the amount of distributions required to be made on such Distribution Date pursuant to Section 4.1 and the related Series Supplement. The Administrative Agent may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Series Supplement, as to which any such unreimbursed Advance was made.

          (b) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Administrative Agent reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities. It is further understood and agreed that the Administrative Agent shall not be obligated to make any

Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

          (c) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that are subsequently deemed by the Administrative Agent to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Administrative Agent through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

          Section  4.4.  Compliance  with  Withholding   Requirements.   If  any
                         --------------------------------------------
withholding tax is imposed on the payment (or allocations of income) to any Certificateholder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings), or that the Trustee may otherwise determine it is obligated to withhold under applicable law or regulation. The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 4.4. If any Holder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall use reasonable efforts to give notice to each Holder of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

          Section 4.5. Optional Exchange. (a) The terms and conditions,  if any,
                       -----------------
upon which Certificates of any Series (or Class within such Series) may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange shall be exercisable only to the extent that the Trustor provides upon the Trustee's request an Opinion of Counsel that (i) such exchange would not be inconsistent with the Trustor's and the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes. Such terms may relate to, but are not limited to, the following:

          (1) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

          (2) a minimum Stated Amount or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

          (3) a requirement that the Stated Amount or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

          (4) specified dates during which a Holder may effect such an exchange (each, an "Optional Exchange Date");

          (5) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or Underlying Securities which are not debt securities; and

          (6) adjustments to the value of the proceeds of any exchange based upon required prepayment of future expense allocations and if provided for in the applicable Series Supplement the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

          (b) Unless otherwise provided in the applicable Series Supplement, no Certificate may be exchanged pursuant to the preceding paragraph unless the Trustee has received at least 30 days but not more than 45 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series Supplement (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Certificate, the Stated Amount or Notional Amount of such Certificate to be exchanged and the Certificate number or a description of the tenor and the terms of such Certificate, a statement that the option to elect exchange is being exercised thereby and an assurance that the Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the Stated Amount or Notional Amount of such Certificate as long as the Stated Amount or Notional Amount remaining Outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Stated Amount or Notional Amount thereof shall be issued (which, in the case of any Certificate, shall be in the name of the Holder of such exchanged Certificate).

          (c) Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to the Rating Agency.

                                   ARTICLE V

                                The Certificates
                                ----------------

          Section  5.1. The  Certificates.  The  Certificates  of any Series (or
                        -----------------
Class within such Series) will be issued in fully registered form as Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. The aggregate Stated Amount or Notional Amount of Certificates which may be authenticated and delivered under this Agreement is unlimited.

          The Certificates may be issued in one or more Series, each of which Series may be issued in one or more Classes, with such further particular designations added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Board of Directors may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

          Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Board of Directors and establishing the terms and provisions of such Series. The several Series may differ as between Series and any Class may vary as between the other Classes within any given Series in respect of any of the following matters:

          (1) designation of such Series and Class;

          (2) the dates on which or periods during which the Certificates of such Series and Class may be issued;

          (3) the number of Classes, the maximum Stated Amount or Notional Amount of Certificates of each Class that may be issued and any priorities or subordination among Classes of a Series with respect to distributions from the Trust;

          (4) for each Class of Certificates,  the Pass Through Rate and, in the
     case  of  each  Class  of  Floating  Rate  Certificates,   the  method  for
     calculating such Pass Through Rate;

          (5) the terms of the Letter of Credit,  if any, or of the Surety Bond,
     if  any,  or  of  any  other   Credit   Support  for  the  benefit  of  the
     Certificateholders of such Series or Class or group of Classes;

          (6) the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Certificates), where the principal of (and premium, if any) and interest on Certificates of such Series and Class shall be distributable;

          (7) the authorized denominations (if other than $100,000 and integral multiples of $1,000 in excess thereof) with respect to such Series or Class;

          (8) the Collection Periods, the Distribution Dates and the Scheduled Final Distribution Dates for such Series and Class;

          (9) the types of Underlying Securities that will be included in the Trust for such Series and the manner and priorities of allocating distributions with respect to collections of principal (and premium, if any) and interest payments allocable to such Underlying Securities among Holders of Certificates of different Classes (including whether the Certificates of any such Class are to be entitled to receive principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions, and, in each case, the applicable terms thereof);

          (10) the amount, if any, to be deposited on the Closing Date in the Certificate Account for such Series;

          (11) the manner in which the Reserve Account, if any, is to be funded, the amount, if any, to be deposited therein on the Closing Date and the Requisite Reserve Amount, if any, for such Series or Class;

          (12) the terms of any Guaranteed Investment Contract sold as part of the related Trust;

          (13) the provisions, if any, for the optional exchange of the Certificates of such Series by the Certificateholders of such Series and the periods within which or the dates on which, and the terms and conditions on which, such Certificates may be exchanged in whole or in part for a pro rata portion of the Underlying Securities related to such Series;

          (14) whether the Certificates of such Series or Class are to be issued as Discount Certificates and the amount of discount with which such Certificates may be issued;

          (15) whether the Certificates of such Series or Class are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Certificates represented thereby;

          (16) if other than Dollars, the Currency in which Certificates of such Series or Class shall be denominated or in which distributions of the principal of (and premium, if any) and interest on such Certificates may be made and any other terms concerning such payment;

          (17) if the principal of (and premium, if any) or interest on Certificates of such Series or Class are to be distributable, at the election of the Trustor or a Holder thereof, in a Currency other than that in which such Certificates are denominated or distributable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Certificates are denominated or distributable without such election and the Currency in which such Certificates are to be distributed if such election is made;

          (18)  any  additional   Administrative  Agent  Termination  Events  or
     representations, warranties or covenants provided for with respect to Certificates of such Series;

          (19) provisions with respect to the terms for which the definitions set forth in Article I permit or require further specification in the related Series Supplement, including:

               (a)  "Accounting Date";
               (b)  "Accreted Amount";
               (c)  "Administrative Agent";
               (d)  "Administrative Fee";
               (e)  "Available Funds";
               (f)  "Basic Documents";
               (g)  "Calculation Agent";
               (h)  "Call Premium Percentage";
               (i)  "Closing Date";
               (j)  "Collection Period";
               (k)  "Corporate Trust Office";
               (l)  "Credit Support";
               (m)  "Credit Support Instrument";
               (n)  "Credit Support Provider";
               (o)  "Cut-off Date";
               (p)  "Depositary";
               (q)  "Depository Agreement";
               (r)  "Discount Certificates";
               (s)  "Distribution Date";
               (t)  "Event of Default";
               (u)  "Extraordinary Trust Expense";
               (v)  "Final Scheduled Distribution Date";
               (w)  "Fixed Pass Through Rate";
               (x)  "Floating Pass Through Rate";
               (y)  "Floating Rate Certificate";
               (z)  "Global Securities";
               (aa) "Guaranteed Investment Contract";
               (bb) "Letter of Credit";
               (cc) "Limited Guarantor";
               (dd) "Limited Guaranty";
               (ee) "Notional Amount";

               (ff) "Optional Exchange Date";
               (gg) "Pass Through Rate";
               (hh) "Permitted Investments";
               (ii) "Place of Distribution";
               (jj) "Purchase Price";
               (kk) "Qualified Substitute Underlying Security";
               (ll) "Rating Agency";
               (mm) "Rating Agency Condition";
               (nn) "Record Date";
               (oo) "Required Interest";
               (pp) "Required Premium";
               (qq) "Required Principal";
               (rr) "Required Percentage";
               (ss) "Required Rating";
               (tt) "Requisite Reserve Amount";
               (uu) "Retained Interest";
               (vv) "Scheduled Final Distribution Date";
               (ww) "Specified Currency";
               (xx) "Surety Bond";
               (yy) "Underlying Security Provider";
               (zz) "Underlying Security Purchase Agreement";
               (aaa) "Underlying Securities";
               (bbb) "Underlying Securities Issuer";
               (ccc) "Underlying Securities Schedule";
               (ddd) "Trust";
               (eee) "Trustee";
               (fff) "Trust Termination Event";
               (ggg) "Voting Rights";

          (20) rights and remedies provided to any Credit Support Provider with respect to all or a portion of the Trust for such Series or Class;

          (21) any restrictions on the sale and transfer of the Certificates, including restrictions arising out of the Employee Retirement Income Security Act of 1974, as amended, or the Code; and

          (22) any other provisions expressing or referring to the terms and conditions upon which the Certificates of such Series or Class are to be issued under this Agreement that do not prevent such Certificates from receiving the Required Rating.

          In the absence of any specification pursuant to this Section 5.1 with respect to Certificates of any Series, the Certificates of such Series shall be issuable only as Certificates in denominations of $25 and in integral multiples thereof and shall be payable only in Dollars.

          A different Trustee and an Administrative Agent may be appointed by the Trustor for each Series of Certificates prior to the issuance of such Series provided that the Rating Agency Condition is met. If the initial Trustee is to be other than U.S. Bank Trust National

Association, or there is to be an Administrative Agent, then such Series Supplement shall provide for the appointment of such Trustee or such Administrative Agent or both, as applicable, of such Series and shall add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder and of the Underlying Securities; it being understood that nothing contained herein or in such Series Supplement shall constitute the Trustees for different Series as co-trustees for the same Series or the administrative agents for different Series as co-administrative agents for the same Series, and that each Trustee shall be a trustee of a trust or trusts separate and apart from any trust or trusts hereunder of any other Trustee, and that each Administrative Agent shall be an administrative agent of a Trust separate and apart from any other Trust. Upon final appointment of any new Trustee or Administrative Agent, the Trustee shall provide a notice of such appointment to the Rating Agency not later than 15 days following such appointment.

          Section  5.2.   Execution,   Authentication  and  Delivery.   (a)  The
                          ------------------------------------------
Certificates shall be executed by the Trustor by its President, its Treasurer, one of its Vice Presidents, or one of its Finance Officers. The signature of any of these officers may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Trustor shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

          (c) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

          Section  5.3.  Temporary  Certificates.  Pending  the  preparation  of
                         -----------------------
Definitive Certificates of any Series (or Class within such Series), the Trustor may execute, and upon receipt of a Trustor Order, the Trustee shall authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Trustor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed by the Trustor and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which it is issued.

          If temporary Certificates of any Series (or Class within such Series) are issued, the Trustor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay and (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.4 in connection with a transfer and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series the Trustor shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Certificates with a like Stated Amount or Notional Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

          Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.3 or Section 5.4, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Stated Amount or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Stated Amount or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

          Section 5.4. Registration;  Registration of Transfer and Exchange. The
                       ----------------------------------------------------
Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Trustor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

          If a Person other than the Trustee is appointed by the Trustor as Certificate Registrar, the Trustor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

          Upon surrender for registration of transfer of any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Trustor's satisfaction, the Trustor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like Series, Class and aggregate Stated Amount or Notional Amount, as applicable.

          Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depositary for such Series or Class to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or Class or a nominee of such successor Depositary.

          At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Stated Amount or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

          Whenever any Certificates are so surrendered for exchange, the Trustor shall execute and the Trustee shall authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

          If at any time the Depositary for the Certificates of a Series (or Class within such Series) notifies the Trustor that it is unwilling or unable to continue as Depositary for the Certificates of such Series or Class or if at any time the Depositary for the Certificates of such Series or Class shall no longer be eligible under Section 5.9(b), the Trustor shall appoint a successor Depositary with respect to the Certificates of such Series or Class. If a successor Depositary for the Certificates of such Series or Class is not appointed by the Trustor within 90 days after the Trustor receives such notice or becomes aware of such ineligibility, the Trustor's election pursuant to
Section 5.1 shall no longer be effective with respect to the Certificates of such Series or Class and the Trustor will execute, and the Trustee, upon receipt of a Trustor Order for the authentication and delivery of individual Certificates of such Series or Class, will authenticate and deliver individual Certificates of such Series or Class in an aggregate Stated Amount or Notional Amount, as applicable, equal to the aggregate Stated Amount or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

          The Trustor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Trustor shall execute, and the Trustee, upon receipt of a Trustor Order for the authentication and delivery of individual Certificates of such Series or Class, shall authenticate and deliver, individual Certificates of such Series or Class in an aggregate Stated Amount or Notional Amount, as applicable, equal to the aggregate Stated Amount or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

          If specified by the Trustor pursuant to Section 5.1 with respect to a Series (or Class within such Series) of Certificates, the Depositary for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Trustor and such Depositary.

Thereupon, the Trustor shall execute, and the Trustee, upon receipt of a Trustor Order, shall authenticate and deliver, without service charge,

          (i) to each Person specified by such Depositary a new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Stated Amount or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

          (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the aggregate Stated Amount or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Stated Amount or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

          In any exchange provided for in any of the preceding three paragraphs, the Trustor shall execute, and the Trustee, upon receipt of a Trustor Order, will authenticate and deliver individual Certificates in registered form in authorized denominations.

          Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Certificates issued in exchange for a Global Security pursuant to this Section 5.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

          All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

          Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustor, the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

          No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.3 not involving any transfer.

          Section 5.5. Mutilated,  Destroyed,  Lost and Stolen Certificates.  If
                       ----------------------------------------------------
(i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office (in the case of

Certificates) or (ii) the Trustor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Trustor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Trustor shall execute and the Trustee, upon receipt of a Trustor Order, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of the same Series and Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

          Upon the issuance of any new Certificate under this Section, the Trustor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Certificate of any Series or Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          Section 5.6. Distribution of Interest;  Interest Rights Preserved. (a)
                       ----------------------------------------------------
Interest on any Certificate that is payable and is punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date. The distribution of interest on Certificates shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 5.1) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to Section 5.1 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

          (b) Subject to the foregoing provisions of this Section 5.6, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

          (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

          (d) With respect to any computations or calculations to be made under this Agreement, the applicable Series Supplement and the Certificates, except as otherwise provided,

(i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          (e) Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 5.6, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

          Section 5.7. Persons Deemed Owners.  The Trustor,  the Trustee and the
                       ---------------------
Administrative Agent, if any, and any agent of the Trustor, the Trustee or the Administrative Agent, if any, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.6) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Trustor, the Trustee, the Administrative Agent, if any, nor any agent of the Trustor, the Trustee nor the Administrative Agent, if any, shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

          None of the Trustor, the Trustee, the Administrative Agent, if any, or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and in the case of Global Certificates, give the Depositary notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 3.19 hereof.

          Section 5.8.  Cancellation.  Unless  otherwise  specified  pursuant to
                        ------------
Section 5.1 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement.

          Section 5.9. Global Securities.  (a) If the Series Supplement pursuant
                       -----------------
to Section 5.1 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Trustor shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Stated Amount or Notional Amount, as applicable, equal to the aggregate initial Stated Amount or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders of such Series or Class pursuant to Section 5.11:

          (i) the provisions of this Section 5.9 shall be in full force and effect;

          (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

          (iii) to the extent that the provisions of this Section 5.9 conflict with any other provisions of this Agreement, the provisions of this Section
     5.9 shall control;

          (iv) the rights of Certificate Owners of such Series or Class shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Certificate Owners and the Depositary or its Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depositary's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

          (b) Each Depositary designated pursuant to Section 5.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

          Section  5.10.  Notices  to  Depositary.  Whenever  a notice  or other
                          -----------------------
communication to the Holders of a Series or Class within such Series represented by one or more Global

Securities is required under this Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depositary, and shall have no obligation to the Certificate Owners.

          Section 5.11. Definitive  Certificates.  If in respect of a Series (or
                        ------------------------
Class within such Series) represented by one or more Global Securities (i) the Trustor advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Trustor is unable to locate a qualified successor, (ii) the Trustor at its option advises the Trustee in writing that it elects to terminate the book-entry system for such Series or Class through the Depositary or (iii) after the occurrence of an Administrative Agent Termination Event, Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage--Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depositary in writing that the continuation of a book-entry system for such Series or Class through the Depositary is no longer in the best interests of the Certificate Owners of such Series or Class, then the Depositary shall notify all Certificate Owners or Participants in the Depositary's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same. Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depositary, accompanied by registration instructions, the Trustor shall execute and the Trustee shall authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depositary. None of the Trustor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

          Section 5.12. Currency of Distributions in Respect of Certificates.
                        ----------------------------------------------------

          (a) Except as otherwise specified pursuant to Section 5.1 for Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Certificates of such Series or Class will be made in Dollars.

          (b) For purposes of any provision of the Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates of all Series perform such act and for purposes of any decision or determination by the Trustee of amounts due and not distributed for the principal of (and premium, if any) and interest on the Certificates of all Series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) or notional amount of, as applicable, and interest on the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 5.1 for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

          (c) With respect to Certificates of any Series (or Class within such Series), any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Trustor; provided that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Trustor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method consistent with the method provided in the applicable Series Supplement for the making of such decision or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Trustor, the Trustee and all Holders of the Certificates of such Series or Class.

          (d) If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstance beyond the control of the Trustee, the Administrative Agent, if any, and the Trustor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

          Section 5.13. Conditions of Authentication and Delivery of New Series.
                        -------------------------------------------------------
Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of this Agreement. The Trustor shall execute and deliver Certificates of such Series to the Trustee and the Trustee shall authenticate and deliver such Certificates upon a Trustor Order and upon delivery by the Trustor to the Trustee of the following:

          (1)  Board  Resolution.  A Board  Resolution  (or  action  by a Person
               -----------------
               authorized  by  Board  Resolution)   authorizing  the  execution,
               authentication and delivery of the Certificates and specifying the Series, the Classes within such Series and their respective Final Scheduled Distribution Dates, priorities as to distributions of principal, premium (if any) and interest, aggregate initial Stated Amounts and Notional Amounts, if any, and Pass Through Rates of, if any, each Class of such Series of Certificates to be authenticated and delivered and the method of calculation thereof.

          (2)  Series  Supplement.  A  Series  Supplement  consistent  with  the
               ------------------
               applicable provisions of this Agreement, accompanied by a Board Resolution (or action by a Person authorized by Board Resolution) authorizing such Series Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, authorizing this Agreement).

          (3)  Certificates of the Trustor.
               ---------------------------

               (a) An Officer's Certificate of the Trustor, dated as of the Closing Date, to the effect that the Trustor is not in breach of this Agreement and that the issuance of the Certificates applied for will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Trustor's Certificate of Incorporation or bylaws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Trustor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Trustor is a party or by which it or its property may be bound or to which it or its property may be subject.

               (b) An Officer's Certificate of the Trustor, dated as of the Closing Date, to the effect that attached thereto are true and correct copies of letters signed by the Rating Agency (or other evidence satisfactory to the Trustee) and confirming that the related Certificates have received the Required Rating.

          (4) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

          If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this
Section 5.13 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Trustor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Trustor that, as of the date of such request, the statements made in the Officer's Certificates delivered pursuant to this Section 5.13 shall be true and correct as if made on such date.

          Section 5.14. Appointment of Paying Agent. The Trustee may appoint one
                        ---------------------------
or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustor and acceptable to the Trustee, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (i) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and (ii) it will give the Trustee notice of any default by any obligor on the applicable Series of

Certificates or on the Underlying Securities. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 8.1, 8.2, 8.3, 8.5 and
8.9 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

          Section 5.15. Authenticating Agent. (a) The Trustee may appoint one or
                        --------------------
more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Trustor and the Administrative Agent, if any. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.15 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

          (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Trustor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Trustor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Trustor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Administrative Agent, if any, and the Trustor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Section 8.1, 8.2 and 8.3 shall be applicable to any Authenticating Agent.

          (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Certificates described in the Trust Agreement and the related Series Supplement.

                                            ------------------------------------

                                            ------------------------------------
                                            as Authenticating Agent
                                             for the Trustee,


                                            By:
                                               ---------------------------------
                                               Authorized Signatory


          Section 5.16.  Events of Default.  If any Event of Default shall occur
                         -----------------
and be continuing with respect to any class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Series Supplement.

          Section  5.17.   Control  by  Holders.   The  Holders  of  Outstanding
                           --------------------
Certificates representing the Required Percentage -- Direction of Trustee shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to any Issuer Payment Default; provided, however, that:

          (i) such direction shall not be in conflict with any rule of law or with this Agreement;

          (ii) subject to Section 8.7, the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Holders not consenting to such action.

          Section 5.18. Waiver of Past Defaults.
                        -----------------------

          The Holders of Outstanding Certificates representing the Required Percentage -- Direction of Trustee may waive any past default and its consequences except (i) an Issuer Payment Default or other default in the payment of principal of or interest on any of the Certificates or (ii) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Certificate. In the case of any such waiver, the Trustor, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE VI

                    The Trustor and the Administrative Agent
                    ----------------------------------------

          Section  6.1.   Preparation   and  Filing  of  Exchange  Act  Reports;
                          -----------------------------------------------------
Obligations of the Trustor and the Administrative  Agent. (a) The Administrative
--------------------------------------------------------
Agent, if any, shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and the related Series Supplement. The Trustee shall:

               (1) on behalf of the Trust, prepare for signature by the Trustor and file with the Commission, following the execution thereof by the Trustor, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Trustor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Reports") with respect to the Trust. The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

          (i) Form 8-K, in substantially the form previously provided by the Trustor to the Trustee, within 15 calendar days after the Closing Date and each Distribution Date, and within the time advised to the Trustee by the Trustor if the filing of Form 8-K is necessary for any other reason;

          (ii) Form 10-K, in substantially the form previously provided by the Trustor to the Trustee, within 90 calendar days after December 31 of each year; and

          (iii) such other Reports as the Trustor requests the Trustee to prepare and file from time to time as may be required pursuant to Section 13 or 15(d) of the Exchange Act;

          (2) receive from the Trustor, within 15 days after the Trustor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Trustor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

          (3) receive from the Trustor and transmit by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Trustor and received pursuant to clauses (i) and (ii) of this Section 6.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission.

          (b) The Trustor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Executive Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Trustor, dated as of the date set forth in the Series Supplement for such year, stating that:

          (1) a review of the activities of the Trustor during such fiscal year and of performance under this Agreement has been made under such Executive Officer's supervision; and

          (2) to the best of such Executive Officer's knowledge, based on such review, the Trustor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Holder by a request in writing to the Trustor addressed to the Corporate Trust Office of the Trustee.

          (c) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Trustor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (d) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Trustor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Agreement. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement until such date in the following calendar year.

          (e) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee),

          (i) whenever any property or securities are to be released from the lien of this Agreement, the Trustor shall furnish to the Trustee an Officer's Certificate of the Trustor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Agreement in contravention of the provisions hereof.

          (ii) whenever the Trustor is required to furnish to the Trustee an Officer's Certificate of the Trustor certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Trustor shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the principal amount of the Outstanding Certificates, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate of the Trustor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

          (iii)prior to the deposit with the Trustee of any securities that are to be made the basis for the authentication and delivery of Certificates, the withdrawal of cash constituting a part of the trust estate or the release of any property or securities subject to the lien of this Agreement, the Trustor shall furnish to the Trustee an Officer's Certificate of the Trustor certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Trustor of the securities to be so deposited.

          (iv) whenever the Trustor is required to furnish to the Trustee an Officer's Certificate of the Trustor described in clause (iii) above, the Trustor shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Trustor of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Trustor, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the principal amount of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Trustor as set forth in the related Officer's Certificate of the Trustor is less than $25,000 or less than one percent of the principal amount of the Outstanding Certificates.

          (v) subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of this Agreement, shall, execute instruments to release property from the lien of this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Agreement. No party relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (vi) the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the trust estate that secured the Certificates from the lien of this Agreement and release to the Trustor or any other Person entitled thereto any funds then included in the trust estate.

          (f) Upon any application or request by the Trustor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Trustor shall furnish to the
Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          Section  6.2.   Merger  or   Consolidation   of  the  Trustor  or  the
                          ------------------------------------------------------
Administrative  Agent. (a) Subject to the following paragraph,  the Trustor will
---------------------
keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and the Administrative Agent, if any, will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or association. The Trustor and the Administrative Agent, if any, each will obtain and preserve its qualification to do business as a foreign corporation or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Underlying Securities and to perform its respective duties under this Agreement.

          (b) The Trustor and an Administrative Agent, if any, may consolidate or merge with or into any other Person, provided that:

          (i) the Person (if other than the Trustor or Administrative Agent, as applicable) formed by or surviving such consolidation or merger shall expressly assume, by an agreement supplemental hereto executed and delivered  to  the  Trustee,  in  form
     satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement on the part of the Trustor or Administrative Agent, as applicable, to be performed or observed, all as provided herein and in the applicable Series Supplement or Supplements;

          (ii) immediately after giving effect to such transaction, no Administrative Agent Termination Event or event which with the passage of time or notice or both would become an Administrative Agent Termination Event shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction; and

          (iv) the Trustor or Administrative Agent, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Section 6.3. Limitation on Liability of the Trustor and the Administrative Agent. (a) Unless otherwise expressly specified in this Agreement or a Series Supplement, neither the Administrative Agent, if any, nor the Trustor shall be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (b) Neither the Trustor, an Administrative Agent, if any, nor any of the directors, officers, employees or agents of the Trustor or such Administrative Agent shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustor, any such Administrative Agent or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on such Administrative Agent pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          Neither the Trustor nor an Administrative Agent, if any, shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however,
                                                             --------   -------
that either of the Trustor or such Administrative Agent may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The legal expenses and costs of such action and any liability resulting (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be allocated as specified in the applicable Series Supplement.

          Section 6.4. Limitation on Resignation of the Administrative Agent. An
                       -----------------------------------------------------
Administrative Agent appointed pursuant to the applicable Series Supplement shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Trustee of a successor administrative agent and receipt by the Trustee of a letter from the Rating Agency that such a resignation and appointment will satisfy the Rating Agency Condition or (b) upon a determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Administrative Agent shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trustor. No resignation of an Administrative Agent shall become effective until the Trustee or a successor administrative agent shall have assumed the Administrative Agent's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

          Section  6.5.  Rights of the Trustor in Respect of the  Administrative
                         -------------------------------------------------------
Agent.  An  Administrative  Agent  appointed  pursuant to the applicable  Series
----
Supplement  shall afford the Trustor and the Trustee,  upon  reasonable  notice,
during  normal  business  hours,   access  to  all  records  maintained  by  the
Administrative Agent in respect of its rights and obligations hereunder and access to officers of the Administrative Agent responsible for such obligations. Upon request, the Administrative Agent shall furnish to the Trustor and the Trustee the Administrative Agent's most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement as the Administrative Agent possesses. To the extent such information is not otherwise available to the public, the Trustor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Administrative Agent's written consent, except as required pursuant to this Agreement to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustor, the Trustee or the Trust. The Trustor may, but is not obligated to, enforce the obligations of the Administrative Agent under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Administrative Agent under this Agreement or exercise the rights of the Administrative Agent under this Agreement; provided, however, that the Administrative Agent shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Trustor or its designee. The Trustor shall not have any responsibility or liability for any action or failure to act by the Administrative Agent and is not obligated to supervise the performance of the Administrative Agent under this Agreement or otherwise.

          Section 6.6. Trustor May Purchase Certificates. The Trustor may at any
                       ---------------------------------
time purchase Certificates in the open market or otherwise. Certificates so purchased by the Trustor may, at the discretion of the Trustor, be held or resold. Certificates beneficially owned by the Trustor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

          Section 6.7. The  Administrative  Agent and Other Parties.  The Person
                       --------------------------------------------
serving as an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement may be the Trustor, the Trustee or an Affiliate of either thereof, and may have normal business relationships with the Trustor, the Trustee or any Affiliates thereof.

          Section 6.8.  Preferential  Collection of Claims Against Trustor.  The
                        --------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA
Section 311(a).

                                  ARTICLE VII

                     Administrative Agent Termination Events
                     ---------------------------------------

          Section   7.1.    Administrative   Agent   Termination   Events.   (a)
                            ---------------------------------------------
"Administrative Agent Termination Event," wherever used herein with respect to any Series of Certificates, means any one of the following events:

                    (i) a failure by any Administrative Agent specified in the applicable Series Supplement to remit to the Trustee, pursuant to the terms of this Agreement, any funds in respect of collections on Underlying Securities, Credit Support, if any, and Advances, if any, collected by the Administrative Agent pursuant to the terms of this Agreement that continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Trustor or the Trustee (in which case notice shall be provided by telecopy), or to the Administrative Agent, the Trustor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

                    (ii) a failure on the part of any Administrative Agent specified in the applicable Series Supplement to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrative Agent contained in the Certificates of such Series or in this Agreement which continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Trustor or the Trustee, or to the Administrative Agent, the Trustor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Administrative Agent, if any, specified in the applicable Series Supplement and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

                    (iv) any Administrative Agent specified in the applicable Series Supplement shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrative Agent or of or relating to all or substantially all its property; or

                    (v) any Administrative Agent specified in the applicable Series Supplement shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                    (vi) if so specified in the related Series Supplement, any failure of the Administrative Agent, if any, specified in the applicable Series Supplement to make any Advances required to be made from its own funds pursuant to Section 4.3 which continues unremedied until twelve o'clock noon New York City time on the Business Day immediately following the day on which such Advance was required to have been made; or

                    (vii) any additional Administrative Agent Termination Event that may be specified with respect to such Series in the related Series Supplement.

Each Series Supplement shall specify as to each of the foregoing clauses requiring a vote of Holders of different Classes the circumstances and manner in which the aggregate Voting Rights applicable to each such clause shall be calculated.

          (b) Unless otherwise provided in the applicable Series Supplement and provided an Administrative Agent shall have been appointed pursuant to the applicable Series Supplement, so long as an Administrative Agent Termination Event with respect to the related Series of Certificates shall have occurred and be continuing, the Trustor or the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the aggregate Voting Rights, the Trustee shall, by notice in writing to such Administrative Agent (and to the Trustor if given by the Trustee or to the Trustee if given by the Trustor) terminate all the rights and obligations of the Administrative Agent specified in the applicable Series Supplement in its capacity as Administrative Agent with respect to such Series under this Agreement, to the extent permitted by law, and in and to the Underlying Securities relating to such Series (other than any Retained Interest of the Administrative Agent, if any) and the proceeds thereof. On or after the receipt by such Administrative Agent of such written notice, all authority and power of the Administrative Agent under this Agreement relating to such Series, whether with respect to the Certificates (other than as a Holder of any Certificate) of such Series or the Underlying Securities relating to such Series or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.1(b), and without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Administrative Agent, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of
such   Underlying   Securities
and related documents, or otherwise. The Administrative Agent, if any, specified in the applicable Series Supplement agrees promptly (and in any event not later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the functions of the Administrative Agent under this Agreement relating to such Series, and to cooperate with the Trustee in effecting the termination of the Administrative Agent's responsibilities and rights under this Agreement relating to such Series, including the transfer within one Business Day to the Trustee for administration by it of all cash amounts and investments which shall at the time be or should have been credited by the Administrative Agent to the Certificate Account relating to such Series or thereafter be received with respect to such Underlying Securities; provided, however, that the Administrative Agent shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of
Section 6.3 notwithstanding any such termination.

          Section 7.2.  Trustee to Act;  Appointment of Successor.  On and after
                        -----------------------------------------
the time an Administrative Agent, if any, specified in the applicable Series Supplement receives a notice of termination pursuant to Section 7.1, the Trustee shall be the successor in all respects to the Administrative Agent in its capacity as Administrative Agent under this Agreement or the applicable Series Supplement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Administrative Agent (except for any representations or warranties of the Administrative Agent under this Agreement and except as otherwise provided herein or in the applicable Series Supplement) by the terms and provisions hereof including the Administrative Agent's obligation, if any, to make Advances pursuant to Section 4.3; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make Advances, then the Trustee shall not be obligated to make such Advances pursuant to Section 4.3; and provided further, that any failure to perform such duties or responsibilities caused by the Administrative Agent's failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Administrative Agent hereunder. As compensation therefor, the Trustee shall be entitled to the amounts relating to the Underlying Securities of a given Series to which such Administrative Agent would have been entitled if the Administrative Agent had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates of such Series evidencing not less than the Required Percentage--Administrative Agent Termination of the aggregate Voting Rights, so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an Administrative Agent acceptable to the Rating Agency (such acceptance to be evidenced by satisfaction of the Rating Agency Condition with respect to such appointment) and having a net worth of not less than $15,000,000, as the successor to such Administrative Agent under this Agreement with respect to such Series in the assumption of all or any part of the responsibilities, duties or liabilities of such Administrative Agent under this Agreement with respect to such Series. The Trustee, the Trustor and any such successor Administrative Agent may agree upon the compensation to be paid with respect thereto; provided, however, that in no event shall such compensation be greater than the compensation payable to the Administrative Agent under this Agreement. No appointment of a successor Administrative Agent under this
Agreement shall be effective until the assumption by the successor Administrative Agent of all the responsibilities, duties and liabilities placed on the Administrative Agent hereunder and under the related Series Supplement. Pending appointment of a successor Administrative Agent under this Agreement, the Trustee shall act in such capacity as and to the extent hereinabove provided.

          Section 7.3.  Notification  to  Certificateholders.  (a) Upon any such
                        ------------------------------------
termination pursuant to Section 7.2 or appointment of a successor Administrative Agent, the Trustee shall give prompt written notice thereof to Certificateholders of the affected Series in the manner provided in Section 10.5.

          (b) Within 60 days after the occurrence of any Administrative Agent Termination Event or event which but for the lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to any Series, the Trustee shall transmit by mail to all Certificateholders of such Series notice of each such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event which is known to the Trustee, unless such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall have been cured or waived.

          Section 7.4. Waiver of Administrative Agent Termination Events. Unless
                       -------------------------------------------------
otherwise provided in the applicable Series Supplement, the Holders of Certificates of the related Series evidencing not less than the Required Percentage--Waiver of the aggregate Voting Rights may, on behalf of all Certificateholders of such Series, (i) if so provided in the applicable Series Supplement, waive compliance by the Trustor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions of this Agreement as set forth in such Series Supplement prior to the time such compliance is required and (ii) waive any Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series; provided, however, that an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series regarding the failure to distribute, in accordance with the terms of this Agreement, amounts received with respect to any Underlying Security or any such event with respect to such Series in respect of a covenant or provision of this Agreement the modification or amendment of which would require the consent of the Holders of all outstanding Certificates of such Series, may be waived only by all the Certificateholders of such Series. Upon any such waiver of an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series, such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             Concerning the Trustee
                             ----------------------

          Section 8.1. Duties of Trustee;  Notice of Defaults.  (a) The Trustee,
                       --------------------------------------
prior to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the related Series Supplement. During the period an Administrative Agent Termination Event or Event of Default with respect to any Series shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Trustor, Administrative Agent, if any, and Certificateholders.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) prior to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series, and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series) relating to the time, method and place of conducting any proceeding for any remedy available to the

     Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement, under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, such an Administrative Agent in accordance with and only to the extent provided in this Agreement;

          (v) except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

          (vi) except as expressly provided in this Agreement, the Trustee shall not engage in any activity other than those required or authorized by the terms of this Agreement. In particular, after the Closing Date the Trustee shall not purchase or otherwise acquire any additional securities, modify or permit the modification of any Trust Asset or otherwise vary the investment of the Certificateholders or incur or modify any obligations,
     (i)  except  as  expressly  required  or  permitted  by the  terms  of this
     Agreement or (ii) unless the Trustee obtains, at the expense of the Certificateholders, an Opinion of Counsel to the effect that such acquisition, incurrence or modification will not cause the Trust (unless otherwise indicated in a related Series Supplement) to fail to be classified as a grantor trust for federal income tax purposes; and

          (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

          (d) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Trustor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

          (e) Neither the Trustee nor the Trustor shall have any obligation on or with respect to the Underlying Securities, except as provided in this Article VIII with respect to the Trustee; and their respective obligations with respect to Certificates shall be solely as set forth in this Agreement.

          (f) If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to the Depositary or, if the Certificates are Definitive Certificates, directly to Holders thereof as provided in Section 10.5 hereof (and in the manner and to the extent provided in TIA Section 313(c)) within 10 days after such event of default occurs. Such notice shall set forth
(i) the identity of the Underlying Securities, (ii) the date and nature of such default, (iii) the face amount of the obligation to which such default relates,
(iv) the identifying numbers of the Series and Class of Certificates, or any combination, as the case may be, evidencing the obligations (or portions thereof) described above in clause (iii), and (v) any other information which the Trustee may deem appropriate.

          (g) Holders of Certificates shall have no recourse against the Trustor or the Trustee for payment defaults on the Underlying Securities.

          Section 8.2.  Certain  Matters  Affecting  the Trustee.  (a) Except as
                        ----------------------------------------
otherwise provided in Section 8.1:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Administrative Agent Termination Event or Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Administrative Agent Termination Event hereunder and after the curing of all Administrative Agent Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement;
     provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for such persons' actions if it has selected such persons with reasonable care; and

          (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of an Administrative Agent or the Trustor pursuant to Section 3.10.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          Section  8.3.  Trustee  Not Liable for  Recitals  in  Certificates  or
                         -------------------------------------------------------
Underlying Securities. The Trustee assumes no responsibility for the correctness
---------------------
of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Trustor or the Administrative Agent, if any, of any of the Certificates or of the proceeds of such Certificates.

          Section  8.4.  Trustee  May  Own  Certificates.  The  Trustee  in  its
                         -------------------------------
individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 8.5. Trustee's Fees and Expenses; Indemnification; Undertaking
                       ---------------------------------------------------------
for Costs.  (a) The Trustee  shall be entitled to receive from the Trustor or an
---------
affiliate of the Trustor
as compensation for the Trustee's services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Trustor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 8.5(a) shall survive the resignation or termination of the Trustee or the termination of this Agreement.

          (b) Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity.

          (c) All parties to this Agreement agree, and each Holder of any Certificate by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 8.5(c) shall not apply to:

          (i) any Proceeding instituted by the Trustee;

          (ii) any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

          (iii) any Proceeding instituted by any Holder for the enforcement of the payment of principal or interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the redemption date).

          Section 8.6.  Eligibility  Requirements  for Trustee.  (a) The Trustee
                        --------------------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Trustor (but may have normal banking relationships with the Trustor or any obligor with respect to the Underlying Securities with respect to such Series of Certificates and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association (or its parent) must be rated in one of the four highest rating categories by the Rating Agency.

          (b) The Trustee shall comply with Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1), any Series Supplement under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Securities Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 8.7.  Resignation  or Removal of the Trustee.  (a) The Trustee
                        --------------------------------------
may, with respect to any Series of Certificates, at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Trustor, the Administrative Agent, if any, the Rating Agency and to all Certificateholders of such Series. Upon receiving such notice of resignation, the Trustor shall promptly appoint a successor trustee for such Series by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders and the Administrative Agent, if any, by the Trustor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for such Series.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Trustor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Trustor.

          (c) The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Trustor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Trustor.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.8.

          Section 8.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Trustor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (either with respect to a given Series of Certificates or with respect to all Certificates issued under this Agreement), with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Trustor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6.

          (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Trustor shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agency in the manner provided in Section 10.5.

          Section 8.9. Merger or  Consolidation  of Trustee.  Any corporation or
                       ------------------------------------
association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section  8.10.  Appointment  of Co-Trustee  or Separate  Trustee.  (a)
                          ------------------------------------------------
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust for a given Series may at the time be located, the Trustor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of such Trust, and to vest in such Person or Persons, in such capacity, such title to such Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustor and the Trustee may consider necessary or desirable. If the Trustor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Administrative Agent Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee or co-trustees or separate trustee or trustees shall be required under Section 8.8 hereof. Notwithstanding anything contained herein to the contrary, the appointment of a co-trustee pursuant to this Section 8.10 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to an Administrative Agent hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section  8.11.  Appointment  of Office or Agency.  As  specified  in a
                          --------------------------------
Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Agreement may be served.

          Section 8.12.  Representations and Warranties of Trustee.  The Trustee
                         -----------------------------------------
represents and warrants that:

          (i)  the  Trustee  is duly  organized,  validly  existing  and in good
     standing  under  the  laws  of  its   jurisdiction  of   incorporation   or
     association;

          (ii) neither the execution nor the delivery by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws.

          (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

          (iv) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 8.13. Trustee to Act Only in Accordance With This Agreement or
                        --------------------------------------------------------
Pursuant to Instructions of Certificateholders. The Trustee shall only take such
----------------------------------------------
action or shall refrain from taking such action under this Agreement as directed pursuant to a specific provision of this Agreement or, if required hereunder, by all the Certificateholders, and the Trustee shall not otherwise act in respect of the Trust; provided, however, that the Trustee shall not be required to take any such action if it reasonably determines, or receives, at the expense of the Certificateholders, an Opinion of Counsel (with copies thereof delivered to the Certificateholders and the Trustor), that such action (i) is inconsistent with the purpose of the Trust set forth in Section 2.7 or contrary to the terms hereof.

          Section 8.14. Accounting and Reports to  Certificateholders,  Internal
                        --------------------------------------------------------
Revenue  Service and Others.  The Trustee  shall (a)  maintain  the books of the
---------------------------
Trust on a calendar year basis on the accrual method of accounting, (b) after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) as specifically directed in writing by the Trustor, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as other than an association taxable as a corporation for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Subsection 4.4 with respect to income or distributions to Certificateholders.

          Section  8.15.  Signature  on Returns.  Except as required by law, the
                          ---------------------
Trustee shall sign on behalf of the Trust any and all tax returns of the Trust presented to it by the Trustor in final execution form.

                                   ARTICLE IX

                                   Termination
                                   -----------

          Section  9.1.   Termination   upon  Purchase  or  Liquidation  of  All
                          ------------------------------------------------------
Underlying Securities. (a) The respective obligations and responsibilities under
---------------------
this Agreement of the Trustor, the Administrative Agent, if any, and the Trustee (other than the obligations of any such Administrative Agent to provide for and the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series or by an Administrative Agent, if any, and required to be paid to such Holders pursuant to this Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of, the Administrative Agent, if any, as provided in the Series Supplement for such Series, of all remaining Underlying Securities for such Series in the Trust for such Series on any
Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Underlying Securities at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Underlying Securities deposited in such Trust as of the applicable Cut-off Date and (ii) the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Underlying Security; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) The Administrative Agent shall exercise its option to purchase all the Underlying Securities remaining in the Trust pursuant to clause (i) of
Section 9.1(a) not later than 91 days prior to the anticipated date of purchase of all such Underlying Securities, at a price as may be specified in the applicable Series Supplement; provided, however, that such price shall not be less than the then outstanding aggregate principal amount of such Underlying Securities as determined on the date of purchase. The proceeds of such purchase will be deposited into the Certificate Account and applied in the same manner and priority that collections on Underlying Securities would be applied as provided in the applicable Series Supplement.

          (c) Written notice of any termination shall be provided as set forth in Section 10.5.

          (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in clauses (i) and (ii) of Section 9.1(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered, if not in connection with the purchase by an Administrative Agent or the Trustor of all the Underlying Securities or (ii) as specified in the applicable Series Supplement, if in connection with an Administrative Agent's purchase of all the remaining Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.1 and Section 4.1 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

                                   ARTICLE X

                            Miscellaneous Provisions
                            ------------------------

          Section 10.1.  Amendment.  (a) This Agreement may be amended from time
                         ---------
to time by the Trustor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (ii) to add or supplement  any  Credit  Support  for  the  benefit  of  any  Certificateholders
(provided that if any such addition affects any series or class of Certificateholders differently that any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders); (iii) to add to the covenants, restrictions or obligations of the Trustor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement, so long as (x) any such amendment described in (i) through (iv) will not, as evidenced by an opinion of counsel, cause the Trust (unless otherwise specified in a related Series Supplement) to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than U.S. Bank Trust National Association, as Trustee for a Series of Certificates, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.1 hereof; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (viii) to provide for the issuance of a new Series of Certificates pursuant to a Series Supplement issued hereunder pursuant to Sections 5.1 and 5.13 hereof.

          (b) Without limiting the generality of the foregoing, with respect to any Series this Agreement may also be modified or amended from time to time by the Trustor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that (i) no such amendment shall
                             --------  -------
reduce in any manner the amount of, or defer the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, and (ii) this
Section 10.1(b) shall not be amended without the unanimous consent of the Holders of all the Certificates of such Series; and provided further that the Trustor shall furnish to the Trustee an Opinion of Counsel (unless otherwise indicated in a related Series Supplement) stating that, in the opinion of such counsel, any such amendment would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.1, Certificates registered in the name of the Trustor, or any Affiliate thereof, shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Series Supplement.

          (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificate-holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section   10.2.   Counterparts.   This   Agreement   may  be  executed
                            ------------
simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section  10.3.  Limitation  on Rights of  Certificateholders.  (a) The
                          --------------------------------------------
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of then.

          (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 10.4.  Governing Law. This Agreement  shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 10.5. Notices.  All directions,  demands and notices hereunder
                        -------
shall be in writing and shall be delivered as set forth in the applicable Series Supplement. Any notice required to be provided to a Holder of a Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

          Section 10.6.  Severability  of Provisions.  If any one or more of the
                         ---------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 10.7. Notice to Rating Agency.  The Trustee shall use its best
                        -----------------------
efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change or amendment to this Agreement;

          (ii) the occurrence of any Administrative Agent Termination Event;

          (iii) the resignation or termination of an Administrative Agent, if any, or the Trustee;

          (iv) the appointment of a successor Trustee;

          (v) the repurchase or substitution of Underlying Securities, if any, pursuant to Section 2.3;

          (vi) the final payment to Holders of the Certificates of any Class;

          (vii) any change in the location of the Certificate Account; and

          (viii) any event that would result in the inability of the Trustee to make Advances.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.2 and the Administrative Agent, if any, or otherwise the Trustee shall promptly furnish to each Rating Agency copies of the following:

          (i) each annual statement as to compliance described in Section 3.15; and

          (ii) each annual independent public accountants' servicing report described in Section 3.16.

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified in the applicable Series Supplement.

          Section 10.8. Grant of Security Interest.  It is the express intent of
                        --------------------------
the parties hereto that each conveyance of any Underlying Securities by the Trustor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Trustor and not a pledge of or grant of a security interest in any Underlying Securities by the Trustor to secure a debt or other obligation of the Trustor. However, in the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Trustor, then, (a) it is the express intent of the parties that such conveyance be a pledge of or grant of a security interest in such Underlying Securities by the Trustor to the Trustee to secure a debt or other obligation of the Trustor and (b)(1) this Agreement shall also be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section 2.1 hereof shall be a grant by the Trustor to the Trustee of a security interest in all the Trustor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property;
(3) the obligations secured by such security agreement shall be all the Trustor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to such Underlying Securities and the applicable Trust; and (4) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents

(as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Trustor shall direct the Trustee to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding. Without limiting the generality of the foregoing, the Trustee, upon receipt of such direction, shall file, or shall cause to be filed, all filings identified by the Trustor to be necessary to maintain the effectiveness of any original filings identified by the Trustor to be necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying Securities, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Trustor or the Trustee, (2) any change of location of the place of business, the chief executive office, or jurisdiction of organization of the Trustor or
(3) any transfer of any interest of the Trustor in any Underlying Security.

          Section  10.9.   Nonpetition   Covenant.   Notwithstanding  any  prior
                           ----------------------
termination of this Agreement, each of the Trustee (including any Co-Trustee) the Administrative Agent, if any, (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) and the Trustor agrees that it shall not, until the date which is one year and one day after the earlier of a Trust Termination Event or the Final Scheduled Distribution Date, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

          Section 10.10.  No Recourse.  Provided that there exists no default on
                          -----------
the Underlying Securities, neither the Trustee (including any Co-Trustee), the Administrative Agent, if any (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) nor the Trustor shall have any recourse to the Underlying Securities, except as specifically provided in the related Series Supplement.

          Section 10.11. Article and Section References. All article and section
                         ------------------------------
references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          Section 10.12. Conflict with Trust Indenture Act.
                         ---------------------------------

          (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

          (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

          IN WITNESS  WHEREOF,  the Trustor and the  Trustee  have caused  their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, in each case as of the day and year first above written.

                                            SYNTHETIC FIXED-INCOME SECURITIES,
                                            INC.,
                                            as Trustor

                                            By:/s/ Teresa Hee
                                               ---------------------------------
                                               Authorized Signatory



                                            U.S.BANK TRUST NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:/s/ Janet O'Hara
                                               ---------------------------------
                                               Authorized Signatory

                                                                  Execution Copy


                 STRATSSM CERTIFICATES SERIES SUPPLEMENT 2003-1




                                     between




                    SYNTHETIC FIXED-INCOME SECURITIES, INC.,
                                   as Trustor




                                       and




                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary









                 STRATSSM TRUST FOR BELLSOUTH TELECOMMUNICATIONS
                            SECURITIES, SERIES 2003-1


                                            TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Preliminary Statement...................................................................................1

Section 1.   Certain Defined Terms. ....................................................................1

Section 2.   Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by Trustee....5

Section 3.   Designation................................................................................5

Section 4.   Date of the Certificates...................................................................5

Section 5.   Certificate Stated Amount and Denominations; Additional Underlying Securities..............5

Section 6.   Currency of the Certificates...............................................................6

Section 7.   Form of Securities.........................................................................6

Section 8.   Call Warrants..............................................................................6

Section 9.   Certain Provisions of Base Trust Agreement Not Applicable..................................7

Section 10.  Distributions..............................................................................7

Section 11.  Termination of Trust......................................................................10

Section 12.  Limitation of Powers and Duties...........................................................10

Section 13.  Compensation of Trustee...................................................................11

Section 14.  Modification or Amendment.................................................................11

Section 15.  Accounting................................................................................12

Section 16.  No Investment of Amounts Received on Underlying Securities................................12

Section 17.  No Event of Default.......................................................................12

Section 18.  Notices...................................................................................12

Section 19.  Access to Certain Documentation...........................................................12

Section 20.  Advances..................................................................................13

Section 21.  Ratification of Agreement.................................................................13

Section 22.  Counterparts..............................................................................13

Section 23.  Governing Law.............................................................................13

Section 24.  Certificate of Compliance.................................................................13

Section 25.  Certain Filing to be Made by the Trustee..................................................13

Section 26.  Establishment of Certificate Account......................................................14

Section 27.  Statement of Intent.......................................................................14

Section 28.  Filing of Partnership Returns.............................................................14

Section 29.  "Financial Assets" Election...............................................................14

                                           TABLE OF CONTENTS
                                               (continued)
                                                                                                     Page
                                                                                                     ----
Section 30.  Trustee's Entitlement Orders..............................................................15

Section 31.  Conflict with Other Agreements............................................................15

Section 32.  Additional Trustee and Securities Intermediary Representations............................15

Section 33.  Additional Trustor Representations........................................................16

Section 34.  Certification Requirements................................................................16

Exhibit A -- Identification of the Underlying Securities as of Closing Date
Exhibit B -- Terms of the Certificates as of Closing Date
Exhibit C -- Form of Certificates
Exhibit D -- Form of Call Warrant

       STRATSSM SERIES SUPPLEMENT 2003-1, dated as of September 26, 2003 (this "Series Supplement"), between SYNTHETIC FIXED-INCOME SECURITIES, INC., a Delaware corporation, as Trustor (the "Trustor"), and U.S. Bank Trust National Association, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").

                              PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement, dated as of September 26, 2003 (the "Base Trust Agreement" and, as supplemented pursuant to the Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

          Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as STRATSSM Trust For BellSouth Telecommunications Securities, Series 2003-1, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the STRATSSM BellSouth Telecommunications Certificates, Series 2003-1, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall be Fixed Rate Certificates issued in one Class (the "Certificates"). The Trust also is issuing call options with respect to the Underlying Securities (the "Call Warrants").

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Trustor, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

          Section 1. Certain  Defined  Terms.  (a) All terms used in this Series
          ---------  -----------------------
Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "761  Election".:  shall have the  meaning  set forth in Section 27 of
           -------------
this Series Supplement.

          "Acceleration":  The  acceleration  of the maturity of the  Underlying
           ------------
Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

          "Agreement":  Agreement  shall  have  the  meaning  specified  in  the
           ---------
Preliminary Statement to this Series Supplement.

          "Base Trust  Agreement":  Base Trust  Agreement shall have the meaning
           ---------------------
specified in the Preliminary Statement to this Series Supplement.

          "Business  Day":  Any day other  than a  Saturday,  Sunday or a day on
           -------------
which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Call Warrant":  Call Warrant shall have the meaning  specified in the
           ------------
Preliminary Statement to this Series Supplement.

          "Certificate  Account":  With  respect to this  Series,  the  Eligible
           --------------------
Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Underlying Securities and all payments made on or with respect to the related Underlying Securities shall be credited.

          "Certificateholder" or "Holder": With respect to any Certificate,  the
           -----------------
Holder thereof.

          "Certificateholders" or "Holders": The Holders of the Certificates.
           ------------------
          "Closing Date": September 26, 2003.
           ------------
          "Collection  Period":  The period from (but  excluding)  the preceding
           ------------------
Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

          "Corporate Trust Office":  U.S. Bank Trust National  Association,  100
           ----------------------
Wall Street, Suite 1600, New York, New York 10005 or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

          "Depositary": The Depositary Trust Company.
           ----------
          "Distribution  Date":  Any Scheduled  Distribution  Date, the Maturity
           ------------------
Date or any Underlying Securities Default Distribution Date or, if applicable, any Underlying Securities Redemption Distribution Date.

          "Fixed Payment": Each equal semiannual installment of interest payable
           -------------
on the Underlying Securities on each May 15 and November 15 or, if any such day is not a Business Day, then the immediately following Business Day, commencing on November 17, 2003 through and including November 15, 2045.

          "Interest  Collections":  With respect to any  Distribution  Date, all
           ---------------------
payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Underlying Securities and
(ii) penalties or other amounts required to be paid because of late payments on the Underlying Securities.

          "Maturity Date": November 15, 2045.
           -------------
          "Moody's": Moody's Investors Service, Inc., or any successor thereto.
           -------
          "Payment  Default":  A default by the Underlying  Securities Issuer in
           ----------------
the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).

          "Place of Distribution": New York, New York.
           ---------------------
          "Rating Agency": Each of S&P and Moody's, and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "Record  Date":  With  respect  to  any  Distribution  Date,  the  day
           ------------
immediately preceding such Distribution Date.

          "SEC Reporting  Failure":  Shall have the meaning set forth in Section
           ----------------------
10(g).

          "S&P": Standard & Poor's Ratings Services or any successor thereto.
           ---
          "Scheduled  Distribution  Date": The 15th day of each May and November
           -----------------------------
or, if any such day is not a Business Day, then the immediately following Business Day, commencing November 17, 2003, through and including November 15, 2045; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Underlying Securities.

          "Specified Currency": United States Dollars.
           ------------------
          "Trust": STRATSSM Trust For BellSouth  Telecommunications  Securities,
           -----
Series 2003-1.

          "Trust Termination Event": (a) the payment in full at maturity or upon
           -----------------------
early redemption of the Certificates or (b) the distribution of the proceeds received upon a recovery on the Underlying Securities (in the case of Payment Default, after deducting the costs incurred in connection therewith) after a Payment Default, (c) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with Section 10(g) hereof in the event that periodic reports required to be filed by the Underlying Securities Issuer are no longer being filed, or (d) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders.

          "Underlying Securities": As of the Closing Date, $35,295,000 aggregate
           ---------------------
principal amount of Fifty Year 5.85% Debentures due November 15, 2045 issued by the Underlying Securities Issuer, sold to the Trustee by Wachovia Securities and identified on Exhibit A hereto. Additional Underlying Securities may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

          "Underlying  Securities Default  Distribution Date": The date on which
           --------------------------------------------------
the Trustee makes a distribution of the proceeds received in connection with a recovery on the Underlying Securities (in the case of Payment Default, after deducting any costs incurred in connection therewith) following a Payment Default or an Acceleration or other default with respect to the Underlying Securities.

          "Underlying Securities Issuer": BellSouth Telecommunications, Inc.
           ----------------------------
          "Underlying  Securities  Payment  Date":  The 15th day of each May and
           -------------------------------------
November; provided, however, that if any Underlying Securities Payment Date would otherwise fall on a day that is not a Business Day, such Underlying Securities Payment Date will be the following Business Day, commencing on November 17, 2003 and ending on November 15, 2045.

          "Underlying  Securities  Redemption  Distribution  Date":  The date on
           ------------------------------------------------------
which the Trustee receives the proceeds from a redemption of Underlying Securities in accordance with their terms.

          "Underlying  Securities  Trustee":  The  trustee  for  the  Underlying
           -------------------------------
Securities.

          "Voting Rights": The  Certificateholders  shall have 100% of the total
           -------------
Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of Certificates in proportion to the stated amounts held by such Holders on any date of determination.

          "Wachovia Securities": Wachovia Capital Markets, LLC.
           -------------------
          "Warrant Agent  Agreement":  The Warrant Agent Agreement,  dated as of
           ------------------------
the date hereof, between the Trustor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

          "Warrant Exercise Date":  Warrant Exercise Date shall have the meaning
           ---------------------
given to such term in the Call Warrant.

          "Warrant  Exercise  Purchase Price":  Warrant Exercise  Purchase Price
           ---------------------------------
shall have the meaning given to such term in the Call Warrant.

          Section 2.  Creation  and  Declaration  of Trust;  Sale of  Underlying
          ---------   ----------------------------------------------------------
Securities;  Acceptance by Trustee.  (a) The Trust,  of which the Trustee is the
----------------------------------
trustee, is hereby created
under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

          (b) The Trustor hereby directs the Trustee to purchase from Wachovia, on behalf and for the benefit of the Trust, the Underlying Securities at a purchase price of $34,771,751.62 in cash. The Trustee shall pay the full purchase price for the Underlying Securities by delivering to Wachovia (i) $34,020,409.31 on the Closing Date and (ii) $751,342.31 on November 17, 2003,
which represent the accrued and unpaid interest of the Underlying Securities on the Closing Date. The amounts to be paid to Wachovia set forth in clause (ii) above, shall be paid from the Fixed Payment to be received by the Trustee on November 17, 2003. In the event that such Fixed Payment is not received by the Trustee on such date or is otherwise insufficient to pay such amount of accrued and unpaid interest to Wachovia, Wachovia shall have a claim for the unpaid portion of such amount and shall share pari passu with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities.

          (c) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsection (b) above, and receipt by it of the Underlying Securities, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 11 hereof shall not release the Trustee from its duties herein or therein.

          Section  3.  Designation.  There is  hereby  created a Series of trust
          ----------   -----------
certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "STRATSSM BellSouth Telecommunications Certificates, Series 2003-1." The Certificates shall be issued in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities.

          Section  4.  Date  of the  Certificates.  The  Certificates  that  are
          ----------   --------------------------
authenticated and delivered by the Trustee to or upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

          Section 5.  Certificate  Stated Amount and  Denominations;  Additional
          ---------   ----------------------------------------------------------
Underlying Securities.  On the Closing Date, up to 1,376,505 Certificates with a
---------------------
stated amount of $34,412,625 may be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The stated amount shall equal 97.5% of the initial principal amount of Underlying Securities sold to the Trustee and deposited in the Trust. Such stated amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or
5.5 of the Base Trust Agreement. The Trustor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least ten (10) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Trustor, or its order, additional Certificates in a stated amount equal to 97.5% of the principal amount of such additional Underlying Securities. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement.

          Section 6.  Currency of the  Certificates.  All  distributions  on the
          ---------   -----------------------------
Certificates will be made in the Specified Currency.

          Section 7. Form of  Securities.  The Trustee shall execute and deliver
          ---------  -------------------
the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

          Section 8. Call Warrants.  (a) Concurrently with the execution of this
          ---------  -------------
Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one Call Warrant, dated as of the date hereof and substantially in the form of Exhibit D hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.

          (b) The Trustee may not enter into any amendment or modification of the Call Warrant except as provided in Section VI.4 of the Call Warrant.

          (c) The Trustee shall notify the Certificateholders and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants. Such notice from the Trustee shall state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise and (iii) that the Trustee will select by lot for redemption a principal amount of Certificates equal to 97.5% of the principal amount of Underlying Securities to be purchased and that such redemption of the Certificates will occur on the Warrant Exercise Date at a price equal to $25 per Certificate plus accrued and unpaid interest to the date of redemption. A holder of a Call Warrant may rescind its notice given pursuant to the terms of the Call Warrant and any rescission of such notice or failure to pay the Warrant Exercise Purchase Price pursuant to a rescinded notice shall not adversely affect the right of a Warrantholder to deliver a notice thereafter. The Trustee shall promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

          (d) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the

Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the Underlying Securities as specified in the exercised Call Warrant by instructing the Depositary to credit such Underlying Securities to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Underlying Securities by 1:00 p.m. (New York City time) on the related Warrant Exercise Date.

          (e) Upon receipt of the Warrant Exercise Purchase Price pursuant to this Section 8 and the Call Warrants being exercised, the Trustee shall deposit the amount of the Warrant Exercise Purchase Price in the Certificate Account on or before the related Warrant Exercise Date and pay to the Certificateholders the amount described in Section 8(c)(iii) above. The Certificates to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Warrant Exercise Date.

          Section 9. Certain Provisions of Base Trust Agreement Not Applicable.
          ---------- ----------------------------------------------------------
The provisions of Sections 5.11, 5.16, 6.2, Article VII, 8.1, 8.2 and 8.10 of the Base Trust Agreement and any other provision of the Base Trust Agreement which imposes obligations on or creates rights in favor of the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefore shall be inapplicable with respect to the Certificates.

          Section 10. Distributions.
          ----------  -------------

          (a) On each Scheduled Distribution Date, the Trustee shall distribute to the Certificateholders the Fixed Payment, to the extent of Interest Collections, and on the Maturity Date shall, subject to the exercise of the Call Warrants as set forth in Section 8, distribute to the Certificateholders the principal amount of the Underlying Securities to the extent the principal of the Underlying Securities is received by the Trustee on such date and all other amounts held in the Trust; provided, however, if any such payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

          (b) In the event of a Payment Default, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. If the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market, which may include but not limited but is not limited to any three of the following dealers: (1) Wachovia Securities (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
(5) Citigroup Global Markets Inc., (6) J.P. Morgan Securities Inc. and (7) Deutsche Bank Securities Inc.; provided, however, that no bid from Wachovia Securities or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two (2) Business Days after the receipt of immediately available funds.

          (c) In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata by stated amount (after deducting the costs incurred in connection therewith and subject to clause (b)(ii) of Section 2). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Underlying Securities to Certificateholders will be deemed to reduce the stated amount of Certificates on a proportionate basis. Following such in kind distribution, all Certificates will be cancelled. No amounts will be distributed to the Trustor in respect of the Underlying Securities.

          (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

          (e) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective stated amount as of the Record Date.

          (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing 15 days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered 15 days prior to a Distribution Date.

          (g) (A) If the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act and the Trustor determines after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting Failure"), then the Trustor shall promptly notify the Trustee, each Rating Agency and to the extent permitted by applicable law, the Warrantholders of such SEC Reporting Failure and the Trustee shall liquidate or distribute in kind, as directed by the Trustor, any remaining Underlying Securities and distribute any proceeds thereof.

          (B) In addition, the Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after September 26, 2008) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders.

          (C) If an SEC Reporting Failure occurs, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Trustor deems appropriate. For purposes of this Section 10(g), the Call Warrants will be deemed to be "in the money" if the highest firm bid received with respect to all Underlying Securities held by the Trust exceeds the Warrant Exercise Purchase Price for such Underlying Securities, and cash settlement shall be made in an amount equal to such excess (but only if the Underlying Securities are actually sold at a price equal to the amount of such bid). Any of the following dealers shall be deemed to qualify as leading dealers:
     (1) Wachovia Securities (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc.,
     (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) Citigroup Global Markets Inc., (6) J.P. Morgan Securities Inc. and (7) Deutsche Bank Securities Inc.; provided, however, that the Trustee may also solicit bids from other leading dealers; provided, further, that no bid from Wachovia
     Securities or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

          (D) Notwithstanding the foregoing, if an SEC Reporting Failure occurs on or after September 26, 2008, Warrantholders will continue to have the right to exercise the Call Warrants in accordance with Section 8 so long as the Call Warrants are exercised prior to the liquidation or distribution of the Underlying Securities. Any payments to Certificateholders in connection with such exercise shall be made as set forth in Section 8.

          (h) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other

Certificateholder   in  respect  of  amounts   previously   distributed  on  the
Certificates based on their respective stated amounts.

          Section 11.  Termination of Trust.  (a) The Trust shall terminate upon
          ----------   --------------------
the occurrence of any Trust Termination Event.

          (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          Section 12.  Limitation  of Powers and Duties.  (a) The Trustee  shall
          ----------   --------------------------------
administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

          (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

          (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities and enforce the other rights, if any, of a holder of the Underlying Securities, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Securities Issuer or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the stated amounts of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities

(including, without limitation, any demand to accelerate the Underlying Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Registrar.

          Section 13. Compensation of Trustee.  The Trustee shall be entitled to
          ----------  -----------------------
receive from the Trustor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Trustor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 11 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

          Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

          Section 14.  Modification  or  Amendment.  The Trustee shall not enter
          ----------   ---------------------------
into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. If the Rating Agency Condition is not satisfied with respect to any proposed modification or amendment of the Base Trust Agreement or this Series Supplement, the Required Percentage--Amendment for such modification or amendment shall be increased to 100%. Pursuant to
Section 5 of this Series Supplement, the Trustor may sell to the Trustee additional Underlying Securities from time to time without violation or trigger of this Section 14.

          Section 15. Accounting. Notwithstanding Section 3.16 of the Base Trust
          ----------  ----------
Agreement, "Independent Public Accountants' Administration Report," no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, "Reports to Certificateholders," the Trustee shall cause the statement described in Section 4.2 to be prepared and forwarded as provided therein.

          Section  16.  No   Investment   of  Amounts   Received  on  Underlying
          -----------   --------------------------------------------------------
Securities. All amounts received on or with respect to the Underlying Securities
----------
shall be held uninvested by the Trustee.

          Section 17. No Event of  Default.  There shall be no Events of Default
          ----------  --------------------
defined with respect to the Certificates.

          Section 18. Notices. (a) All directions, demands and notices hereunder
          ----------  -------
and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Synthetic Fixed-Income Securities, Inc., One Wachovia Center 301 South College Street, DC-8 Charlotte, NC 28288, Attention: Investment Grade Debt Syndicate Desk, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee.

          (b) For  purposes of  delivering  notices to the Rating  Agency  under
Section 10.07 of the Base Trust Agreement, "Notice to Rating Agency," or otherwise, such notices shall be mailed or delivered as provided in such Section 10.07, "Notice to Rating Agency," to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth
(i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the principal amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

          (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders without charge to such Certificateholders.

          Section 19. Access to Certain  Documentation.  Access to documentation
          ----------  --------------------------------
regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement, "Access to Certain Documentation." Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

          Section  20.  Advances.  There is no  Administrative  Agent  specified
          -----------   --------
herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement, "Advances."

          Section 21.  Ratification  of  Agreement.  With  respect to the Series
          ----------   ---------------------------
issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Base Trust Agreement with respect to the Underlying Securities conveyed hereunder), as supplemented by this Series
Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          Section 22.  Counterparts.  This Series  Supplement may be executed in
          ----------   ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 23. Governing Law. This Series Supplement and each Certificate
          ----------  -------------
issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

          Section 24.  Certificate of  Compliance.  The Trustor shall deliver to
          ----------   --------------------------
the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

          Section 25.  Certain  Filing to be Made by the  Trustee.  In the event
          ----------   ------------------------------------------
that a Payment Default or a SEC Reporting Failure occurs and the Underlying Securities are liquidated at a loss, the Trustee will disclose pursuant to Treasury Regulation Section 1.6011-4 the loss in accordance with the procedures of such regulation, unless the Trustees obtain advice from counsel that such disclosure in not necessary. In general, the Trustee will (x) attach a completed Form 8886 to its tax return in the year the requisite loss occurs and (y) file a completed form with the Office of Tax Shelter Analysis (OTSA) at: Internal Revenue Service LM:PFTG:OTSA, Large and Midsize Business Division, 1111 Constitution Avenue., NW., Washington DC 20224 (or such other address subsequently required).

          Section 26.  Establishment  of  Certificate  Account.  The  Securities
          ----------   ---------------------------------------
Intermediary and the Trustee hereby represent and warrant that:

          (a) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

          (b)  All  Underlying   Securities  have  been  (i)  delivered  to  the
Securities Intermediary pursuant to the Agreement and (ii) credited to the Certificate Account; and

          (c) The Certificate Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Certificate Account.

          Section 27.  Statement of Intent.  It is the  intention of the parties
          ----------   -------------------
hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. As further consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to irrevocably delegate to any person (for a period of more than one year) authority to purchase, sell or exchange its Certificates.

          Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

          Section 28. Filing of Partnership Returns. In the event that the Trust
          ----------  -----------------------------
is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Trustor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

          Section 29. "Financial Assets" Election.  The Securities  Intermediary
          ----------   --------------------------
hereby agrees that the Underlying Securities credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          Section  30.  Trustee's   Entitlement  Orders.  If  at  any  time  the
          -----------   -------------------------------
Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Underlying Securities credited to the Certificate Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Trustor or any other Person. The Securities
Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Certificate Account solely from the Trustee.

          Section  31.   Conflict   with  Other   Agreements.   The   Securities
          -----------    -----------------------------------
Intermediary hereby confirms and agrees that:

          (a) There are no other agreements entered into between the Securities Intermediary and the Trustor with respect to the Certificate Account. The Certificate Account and all property credited to the Certificate Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming through the Securities Intermediary (other than the Trustee);

          (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

          (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 30 hereof.

          Section   32.   Additional   Trustee   and   Securities   Intermediary
          ------------    ------------------------------------------------------
Representations.  The  Trustee  and  the  Securities  Intermediary  each  hereby
---------------
represents and warrants as follows:

          (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

          (b) The Trustee and the Securities Intermediary each has not granted any lien on the Underlying Securities nor are the Underlying Securities subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Underlying Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee and the Certificateholders and the potential interests of the Warrantholders, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Underlying Securities; and

          (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Underlying Securities or (ii) the collectability, insurability, effectiveness or suitability of any of the Underlying Securities.

          Section 33.  Additional  Trustor  Representations.  The Trustor hereby
          ----------   ------------------------------------
represents and warrants to the Trustee as follows:

          (a) Immediately prior to the sale of the Underlying Securities to the Trustee, the Trustor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

          (b) The Trustor has received all consents and approvals required by the terms of the Underlying Securities to the sale to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Agreement; and

          (c) The Trustor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Agreement. The Trustor has not authorized the filing of and is not aware of any financing statements against the Trustor that includes a description of the Underlying Securities, other than any such filings pursuant to the Agreement. The Trustor is not aware of any judgment or tax lien filings against Trustor.

          Section 34. Certification Requirements.  The Trustee agrees to obtain,
          ----------  --------------------------
at the Trustor's direction and expense, a report of an independent public accountant sufficient for the Trustor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                           SYNTHETIC FIXED-INCOME SECURITIES,
                                           INC.



                                           By:/s/ Teresa Hee
                                              ----------------------------------
                                                      Authorized Signatory


                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee



                                           By:/s/ Janet O'Hara
                                              ----------------------------------
                                                       Responsible Officer

                                                                       EXHIBIT A



         IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE



Issuer:                                     BellSouth Telecommunications, Inc.

Underlying Securities:                      Fifty Year 5.85% Debentures due
                                            November 15, 2045

Maturity Date/Final Distribution Date:      November 15, 2045

Original Principal Amount Issued:           $300,000,000

CUSIP No.:                                  079867 AN7

Stated Interest Rate:                       5.85% per annum

Interest Payment Dates:                     May 15 and November 15

Optional Redemption:                        None.

Principal Amount of Underlying
Securities Deposited
Under Trust Agreement:                      $35,295,000



The Underlying Securities will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at the Depositary.

                                                                       EXHIBIT B



                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE



Maximum Number of STRATSSM
 BellSouth Telecommunications
 Certificates, Series 2003-1                Up to 1,376,505

Aggregate Stated Amount of
  STRATSSM BellSouth
  Telecommunications Certificates,
  Series 2003-1:                            $34,412,625

Authorized Denomination:                    $25 and integral multiples thereof

Rating Agencies:                            Moody's and S&P

Closing Date:                               September 26, 2003

Distribution Dates:                         May 15 and November 15 or any
                                            Underlying Securities Default
                                            Distribution Date.

Interest Rate:                              6.00%

Maturity Date/
Final Distribution Date:                    November 15, 2045

Record Date:                                With  respect  to any  Distribution
                                            Date,  the  day  immediately
                                            preceding such Distribution Date.

Trustee's Fees:                             The Trustee's fees shall be payable
                                            by the Trustor  pursuant to a
                                            separate fee agreement between the
                                            Trustee and the Trustor.

Initial Certificate Registrar:              U.S. Bank Trust National Association

Corporate Trust Office:                     U.S. Bank Trust National Association
                                            100 Wall Street, Suite 1600
                                            New York, New York  10005
                                            Attention:  Corporate Trust
                                            Department, Regarding STRATS Trust
                                            For BellSouth Telecommunications
                                            Securities, Series 2003-1

                                                                       EXHIBIT C



                              FORM OF CERTIFICATES


THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER [____]                                 1,376,505 Certificates
CUSIP:  [      ]                           $34,412,625 Certificate Stated Amount

         STRATS BELLSOUTH TELECOMMUNICATIONS CERTIFICATES, SERIES 2003-1

evidencing an undivided interest in the Trust, as defined below, the assets of which include Fifty Year 5.85% Debentures due November 15, 2045 issued by the Underlying Securities Issuer.

This Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in STRATS Trust For BellSouth Telecommunications Securities, Series 2003-1 (the "Trust") formed by SYNTHETIC FIXED-INCOME SECURITIES, INC., as Trustor (the "Trustor").

     The Trust was  created  pursuant  to a Base  Trust  Agreement,  dated as of
September 26, 2003 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the STRATS Certificates Series Supplement 2003-1, dated as of September 26, 2003 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "STRATS BellSouth Telecommunications Certificates, Series 2003-1 (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities. Additional Underlying Securities may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

     Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Underlying Securities to be distributed to Certificateholders on such Distribution Date. The Underlying Securities will pay interest on May 15 and November 15 of each year with the next interest payment date occurring on November 17, 2003. The principal of the Underlying Securities is scheduled to be paid on November 15, 2045.

     The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

     It is the intent of the Trustor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor.

     The  Trust   Agreement   permits   the   amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                                                       EXHIBIT D

                                  CALL WARRANT

    STRATSSM TRUST FOR BELLSOUTH TELECOMMUNICATIONS SECURITIES, SERIES 2003-1

                                  Call Warrant

                         Dated as of September 26, 2003

--------------------------------------------------------------------------------

THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER, OR IN A
TRANSACTION NOT SUBJECT TO, SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT.

    STRATSSM TRUST FOR BELLSOUTH TELECOMMUNICATIONS SECURITIES, SERIES 2003-1

                                  Call Warrant

35,295 Warrants; Each Warrant Relating to $1,000 principal amount of Underlying Securities

No. W-1                                                       September 26, 2003

     STRATSSM Trust For BellSouth Telecommunications Securities, Series 2003-1 (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of September 26, 2003 (the "Agreement"), between Synthetic Fixed-Income Securities, Inc. (the "Trustor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the STRATSSM Series Supplement 2003-1, dated as of September 26, 2003 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee, for value received, hereby certifies that [ ] or registered assigns, is entitled to purchase $35,295,000 principal amount of the assets set forth on Schedule 1 hereto in whole or part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

     Certain capitalized terms used in this Call Warrant are defined in Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the

Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants
                              --------------------

     Section I.1 Manner of  Exercise.  (a) This Call Warrant may be exercised by
                 -------------------
the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least ten (10) days before such Warrant Exercise Date, by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date, and such holder shall thereupon be entitled to delivery of the Underlying Securities equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to such Warrant Exercise Date; provided further that the Call Warrants may not be exercised in an amount that would require a redemption of fractional Certificates.

     (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this
Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

     (c) A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice shall automatically expire and none of the holders of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

     (d) The Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after September 26,

2008) and, if the Call Warrants are in the money, as defined in the Trust Agreement, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders, as provided in Section 10(g) of the Trust Agreement.



     Section I.2 Transfer of Underlying Securities. As soon as practicable after
                 ---------------------------------
each surrender of this Call Warrant, in whole or in part, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause the Underlying Securities represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Underlying Securities to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(e) of the Series Supplement.

     Section I.3 Cancellation and Destruction of Call Warrant. All Call Warrants
                 --------------------------------------------
surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Call Warrants.

     Section  I.4 No  Rights as Holder of  Underlying  Securities  Conferred  by
                  --------------------------------------------------------------
Warrants.  Prior to the exercise hereof, this Call Warrant shall not entitle the
--------
holder hereof to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer
                            ------------------------

     Section II.1  Restrictive  Legends.  Except as otherwise  permitted by this
                   --------------------
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

     "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under, or in a transaction not subject to, such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to Wachovia Capital Markets, LLC."

     Section II.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any
                  ------------------------------------------------
transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance satisfactory to the Trustor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. Each instrument representing such Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel satisfactory to the Warrant Agent and the Trustor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.
                ------------------------------------------------

     Section III.1 Warrant  Register;  Ownership of Call  Warrants.  The Warrant
                   -----------------------------------------------
Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

     Section III.2 Transfer and Exchange of Call Warrants. Upon surrender of any
                   --------------------------------------
Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

     Section  III.3  Replacement  of Call  Warrants.  Upon  receipt of  evidence
                     ------------------------------
reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

     Section  III.4  Execution  and  Delivery of Call  Warrants by Trustee.  The
                     -----------------------------------------------------
Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.

                                   Article IV

                                   Definitions
                                   -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Business Day": As defined in the Trust Agreement.
      ------------
     "Call Warrant": This instrument.
      ------------
     "Closing Date": September 26, 2003.
      ------------
     "Person":  Any  individual,   corporation,   partnership,   joint  venture,
      ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Rating Agencies": Standard & Poor's Ratings Services and Moody's Investors
      ---------------
Service, Inc. and any successor thereto.

     "Responsible Officer": As defined in the Trust Agreement.
      -------------------
     "Securities  Act":  The  Securities  Act of 1933,  or any  similar  federal
      ---------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trust": As defined in the introduction to this Call Warrant.
      -----
     "Trust  Agreement":  The Base Trust  Agreement,  dated as of September  26,
      ----------------
2003, between the Trustor and the Trustee, as supplemented by the STRATSSM Supplement 2003-1, dated as of September 26, 2003, between the Trustor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

     "Trustee": As defined in the introduction to this Warrant, or any successor
      -------
thereto under the Trust Agreement.

     "Trustor":  As defined in the  introduction  to this Call  Warrant,  or any
      -------
successor thereto under the Trust Agreement.

     "Trustor Order": As defined in the Trust Agreement.
      -------------
     "Warrant":  The right to  purchase,  on a pro rata basis,  an  aggregate of
      -------
$1,000 principal amount of the Underlying Securities.

     "Warrant Agent": U.S. Bank Trust National  Association,  a national banking
      -------------
association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

     "Warrant  Exercise Date":  Any Business Day on or after September 26, 2008,
      ----------------------
as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

     "Warrant  Exercise  Purchase Price": An amount paid by the Warrantholder on
      ---------------------------------
each Warrant Exercise Date equal to 97.5% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date.



                                    Article V

                                  Warrant Agent
                                  -------------

     Section V.1  Limitation on Liability.  The Warrant Agent shall be protected
                  -----------------------
against,  and shall incur no,  liability  for or in respect of any action taken, suffered  or omitted by it in  connection  with its  administration  of the Call
Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons; unless a court of competent jurisdiction enter in a non appealable judgment that such liability resulted from the gross negligence or willful misconduct of the Warrant Agent.

     Section V.2 Duties of Warrant Agent.  The Warrant Agent undertakes only the
                 -----------------------
specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Trustor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Trustor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

     (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Trustor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Trustor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

     (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Trustor only.

     (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Underlying Securities to be purchased hereunder.

     (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Trustor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Trustor or for any other legal entity.

     (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents.

     (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

     (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

     (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

     (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The

Warrant Agent shall promptly notify the Trustor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

     (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

     Section V.3 Change of Warrant  Agent.  The Warrant  Agent may resign and be
                 ------------------------
discharged from its duties hereunder upon thirty (30) days' notice in writing mailed to the Trustor and the Trustee by registered or certified mail, and to the holders of the Call Warrants by first-class mail at the expense of the Trustor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Trustor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the holders of the Call Warrants by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Trustor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Trustor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Trustor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent (or any parent of such successor) appointed hereunder must have long-term unsecured debt obligations that are rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous
                                  -------------

     Section  VI.1  Remedies.  The  remedies  at law of the  holder of this Call
                    --------
Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     Section VI.2 Limitation on Liabilities of Holder. Nothing contained in this
                  -----------------------------------
Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Underlying Securities except in accordance with the terms hereof.

     Section VI.3 Notices.  All notices and other communications under this Call
                  -------
Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

     Section VI.4  Amendment.  (a) This Call Warrant may be amended from time to
                   ---------
time by the Trustor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

     (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Trustor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by
(i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

     (c) The Warrant Agent shall notify the Rating Agencies of any such proposed amendment or modification prior to the execution thereof and promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or

Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

     Section VI.5  Expiration.  The right to exercise  this Call  Warrant  shall
                   ----------
expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement, (c) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities, or (d) the occurrence of a Payment Default or an Acceleration.

     Section VI.6  Descriptive  Headings.  The headings in this Call Warrant are
                   ---------------------
for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section VI.7 GOVERNING LAW. THIS WARRANT  INSTRUMENT SHALL BE CONSTRUED AND
                  --------------------------------------------------------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,
--------------------------------------------------------------------------------
THE LAW OF THE STATE OF NEW YORK,  WITHOUT  REGARD TO  PRINCIPLES OF CONFLICT OF
--------------------------------------------------------------------------------
LAWS.
----

     Section VI.8 Judicial Proceedings;  Waiver of Jury. Any judicial proceeding
                  -------------------------------------
brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     Section VI.9 Nonpetition Covenant;  No Recourse.  Each of (i) the holder of
                  ----------------------------------
this Call Warrant, by its acceptance hereof, and (ii) the Warrant Agent, agrees that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Trustor or entities formed, established or settled by the Trustor, acquiesce, petition or otherwise invoke or cause the Trust, the Trustor or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Trustor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Trustor or any such other entity or all or any part of the property or assets of Trust, the Trustor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Trustor or any such other entity.

     Section VI.10 Amendments to the Trust Agreement.  The Trustee hereby agrees
                   ---------------------------------
not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

     Each of (i) the holder of this Call Warrant,  by its acceptance hereof, and
(ii) the Warrant Agent agrees that it shall not have any recourse to the Underlying Securities.



                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                            not  in  its individual capacity but
                                            solely as Trustee and Authenticating
                                            Agent



                                            By:
                                               ---------------------------------
                                               Authorized Signatory



                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                            as Warrant Agent



                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                              FORM OF SUBSCRIPTION
                              --------------------

                 [To be executed only upon exercise of Warrants]

To: STRATSSM Trust for BellSouth Telecommunications Securities, Series 2003-1

    U.S. Bank Trust National Association, as Trustee
    100 Wall Street, Suite 1600
    New York, New York  10005
    Attention: Corporate Trust

     The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Underlying Securities receivable upon such exercise, and herewith makes payment of $975 per Warrant therefor, and requests that such Underlying Securities be transferred to [insert information required for transfer of Underlying Securities]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by Section I.1 of the Call Warrant.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

      (Street Address)
      (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT
                               ------------------

               [To be executed only upon transfer of Call Warrant]

For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto ___________________ the _____________ Warrant(s) [Must be whole number] to purchase Underlying Securities to which such Call Warrant relates, and appoints Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

     (Street Address)
     (City)(State)(Zip Code)

Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant

$35,295,000 aggregate principal amount of Fifty Year Debentures due November 15, 2045 issued by BellSouth Telecommunications, Inc.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Trustee and Authenticating
                                           Agent





                                            By:
                                               ---------------------------------
                                               Authorized Signatory